QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(1)(A)

FINISAR CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR NEW OPTIONS (THE "OFFER TO EXCHANGE")

THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER EXPIRE
AT 9:00 P.M., PACIFIC TIME, ON DECEMBER 10, 2002, UNLESS WE EXTEND THIS OFFER

This Document Constitutes Part of the Section 10(a) Prospectuses
Relating to the Finisar Corporation 1999 Stock Option Plan and
the Finisar Corporation 2001 Nonstatutory Stock Option Plan

November 8, 2002

FINISAR CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
(THE "OFFER TO EXCHANGE").

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M.,
PACIFIC TIME, ON DECEMBER 10, 2002 UNLESS WE EXTEND THE OFFER.

        Finisar Corporation ("Finisar," the "Company," "we" or "us") is offering option holders who are current employees of Finisar or its subsidiaries the opportunity to exchange certain outstanding options to purchase shares of Finisar common stock ("Eligible Options") originally granted under the Finisar Corporation 1989 Stock Option Plan (the "1989 Plan"), the Finisar Corporation 1999 Stock Option Plan (the "1999 Plan"), the Finisar Corporation 2001 Nonstatutory Stock Option Plan (the "2001 Plan"), the Demeter Technologies, Inc. 2000 Stock Option Plan (the "Demeter Plan") or the Shomiti Systems, Inc. 1995 Stock Plan (the "Shomiti Plan") for new options to purchase shares of Finisar common stock ("New Options") that we will grant under the 1999 Plan or the 2001 Plan. We are making the offer upon the terms and conditions described in this Offer to Exchange, the related memorandum from Jerry Rawls dated November 8, 2002, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program"). The offer is not conditioned on a minimum number of options being tendered. The offer is subject to the conditions that we describe in Section 7 ("Conditions of the Offer") of this Offer to Exchange.

        You are eligible to participate in the offer if you are an employee of Finisar or one of our subsidiaries and remain an employee through the date on which options returned for exchange are canceled. Members of our Board of Directors, including those who are employees of Finisar, are not eligible to participate. We currently expect to cancel options tendered for exchange on December 11, 2002 or promptly thereafter, unless the offer period is extended.

        Even if you are eligible to participate, you are not required to accept the offer. If you choose to accept the offer, then you may return for exchange any or all of your Eligible Options. If you decide to return for exchange one or more of your Eligible Options, then you must return for exchange the entire outstanding unexercised portion of each option you want to have exchanged. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. We will not accept partial tenders of options. In addition, if you choose to accept the offer, you must also return for exchange all of the options granted to you after May 7, 2002, regardless of exercise price ("Required Options"). Any Eligible Option that you do not return for exchange or that is not accepted by us for exchange will remain outstanding, and you will continue to hold such option in accordance with its terms.

        The offer is currently scheduled to expire on December 10, 2002 (the "Expiration Date"), and we expect to cancel options on the first business day after the Expiration Date, or promptly thereafter (the "Cancellation Date"). If you elect to participate in the offer, you will receive a confirmation of the cancellation of your Eligible Options and Required Options promptly after the Cancellation Date.

        Subject to the terms and conditions of this offer, the New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled (the "New Option Grant Date"). Assuming we do not extend the Expiration Date, we presently expect to grant the New Options on June 12, 2003 or promptly thereafter. In order to receive a grant of New Options, you must continue to be an employee of Finisar or one of our subsidiaries on the New Option Grant Date. If you cease to be employed by Finisar or any of our subsidiaries for any reason after the Cancellation Date and prior to the New Option Grant Date, you will not receive any New Options, or any other payment or consideration, in exchange for

i

your returned options. If you are not employed by Finisar or one of our subsidiaries on the New Option Grant Date, you will have forfeited your tendered options.

        We will grant the New Options under the 1999 Plan and the 2001 Plan. The selection of the plan under which a particular New Option will be granted will be made by the Board of Directors, in its discretion. Each eligible employee who accepts the offer and who remains an eligible employee on the New Option Grant Date will receive one share subject to a New Option for each share subject to an option tendered in the exchange.

        As of November 1, 2002, options to purchase 1,977,620 shares of our common stock were outstanding under our 1989 Plan, options to purchase 31,067,990 such shares were outstanding under our 1999 Plan, options to purchase 3,820,569 such shares were outstanding under our 2001 Plan, options to purchase 311,664 such shares were outstanding under the Demeter Plan and options to purchase 147,458 such shares were outstanding under the Shomiti Plan. As of that date, there were 33,793,708 shares of our common stock subject to Eligible Options and Required Options outstanding under these plans. Assuming that all Eligible Options and Required Options are tendered for exchange, we would issue New Options to purchase 33,793,708 shares. The total number of shares underlying New Options which could be issued in the exchange would represent approximately 16.8% of our total shares outstanding as of November 1, 2002.

        Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your option that was submitted for exchange and replaced by the New Option. However, if you are a U.S. employee subject to the overtime compensation requirements of the Fair Labor Standards Act of 1938 (a "nonexempt employee"), your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

        The exercise price per share under each New Option will be equal to the last reported sale price of our common stock reported by the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date. The exercise price of your New Option may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price of your Eligible Options or Required Options. The market price of our common stock has declined substantially over the last year and has been subject to high volatility. Our common stock may trade at prices below the exercise price per share of the New Options. Depending on the exercise price of your Eligible Options and Required Options and other factors, the New Options may be less valuable than the options you return for exchange. We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options. At the same time, you should consider that the current market price of our common stock may provide little or no basis for predicting what the market price of our common stock will be on the New Option Grant Date or at any time in the future. You should carefully consider these uncertainties before deciding whether to accept the offer.

        Shares of Finisar common stock are traded on the Nasdaq National Market under the symbol "FNSR." On November 1, 2002, the closing price of our common stock reported on the Nasdaq National Market was $1.00 per share. Unless otherwise stated, all monetary denominations referred to in this offer are United States dollars.

        ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS FOR EXCHANGE.

YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS.

        This offer to exchange has not been approved or disapproved by the Securities and Exchange Commission or any State Securities Commission, nor has the Securities and Exchange Commission or any State Securities Commission passed upon the accuracy or adequacy of the information contained in this Offer to Exchange. Any representation to the contrary is a criminal offense.

        You should direct questions about the offer or requests for assistance or for additional copies of this Offer to Exchange, the memorandum from Jerry Rawls dated November 8, 2002, the Election Form and the Notice to Withdraw from the Offer to Stephen K. Workman, Senior Vice President, Chief Financial Officer and Secretary (email: sworkman@finisar.com), or Shelby Palmer, Stock Plan Manager (email: shelby.palmer@finisar.com), at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089 (telephone: (408) 548-1000).

IMPORTANT

        If you wish to tender your Eligible Options for exchange, you must complete and sign the Election Form in accordance with its instructions, and deliver it and any other required documents by fax, hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089 (fax number (408) 745-6097) at or before 9:00 p.m., Pacific Time, on December 10, 2002, unless the offer is extended.

        We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and in the related memorandum from Jerry Rawls dated November 8, 2002, Election Form and Notice to Withdraw from the Offer. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

TABLE OF CONTENTS

SUMMARY OF TERMS		1
CERTAIN RISKS OF PARTICIPATING IN THE OFFER		14
INTRODUCTION		17
THE OFFER		19
1.	Eligibility	19
2.	Number of Options; Expiration Date	19
3.	Purpose of the Offer	21
4.	Procedures for Tendering Options	22
5.	Withdrawal Rights and Change of Election	24
6.	Acceptance of Options for Exchange and Issuance of New Options	25
7.	Conditions of the Offer	27
8.	Price Range of Our Common Stock Underlying the Options	30
9.	Source and Amount of Consideration; Terms of New Options	31
10.	Information Concerning Finisar Corporation	34
11.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options	36
12.	Status of Options Acquired By Us in the Offer; Accounting Consequences of the Offer	37
13.	Legal Matters; Regulatory Approvals	38
14.	Material U.S. Federal Income Tax Consequences	38
15.	Terms of the Offer Specific to Eligible Participants Employed Outside of the United States	40
16.	Extension of Offer; Termination; Amendment	40
17.	Fees and Expenses	42
18.	Additional Information	42
19.	Miscellaneous	43
APPENDIX A—Information Concerning The Directors And Executive Officers of Finisar Corporation
APPENDIX B—Guide To International Issues
ANNEX 1—Election Form
ANNEX 2—Notice To Withdraw From The Offer

SUMMARY OF TERMS

        The following are answers to some of the questions that you may have about the offer. However, it is only a summary, and you should read carefully the remainder of this Offer to Exchange, the accompanying memorandum from Jerry Rawls dated November 8, 2002, the Election Form and the Notice to Withdraw from the Offer. In addition, we urge you to review the information in our annual report on Form 10-K for the year ended April 30, 2002 and our quarterly report on Form 10-Q for the quarter ended July 28, 2002, as those documents contain important financial and other information about us. We have included references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics covered in this summary.

General Questions About the Program

1. What securities is Finisar offering to exchange?

        We are offering to exchange your Eligible Options and any options that are required to be exchanged if you accept this offer for New Options. Eligible Options are all options to purchase common stock of Finisar held by current employees that are outstanding under the 1989 Plan, the 1999 Plan, the 2001 Plan, the Demeter Plan or the Shomiti Plan. If you elect to exchange any of your Eligible Options, you must also exchange all of your Required Options, which are options granted to you after May 7, 2002, regardless of their exercise price. By returning for exchange any of your Eligible Options, you will automatically be deemed to have returned for exchange all of your Required Options. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. (See Section 2 of the Offer to Exchange.)

2. Who is eligible to participate in the offer?

        Current employees of Finisar or one of Finisar's subsidiaries, including executive officers, other than those who are also members of the Board of Directors, who remain employees as of the Cancellation Date are eligible to participate in the offer. Members of the Board of Directors, including those who are employees of Finisar, are not eligible to participate. If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence or personal leave of absence, you are also eligible to participate in the offer. However, if you resign or receive a "Notice of Termination" (as defined below) at any time before the Cancellation Date, you are not eligible to participate in the offer. In order to receive a New Option, you must remain an employee as of the date the New Options are granted, which will be the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled. If Finisar does not extend the offer, the New Options will be granted on June 12, 2003 or promptly thereafter. (See Section 1 of the Offer to Exchange.)

3. How will I know if I have received a "Notice of Termination"?

        For purposes of the offer, you have received a "Notice of Termination" if, at any time before the Cancellation Date, you have received a written notice that Finisar or one of its subsidiaries intends to take the necessary steps to end your employment relationship or, in accordance with local laws, you have received an offer, filed or have agreed in writing to file a petition in a labor court or have entered into an agreement, in each case, to end your employment relationship with Finisar or one of its subsidiaries. (See Section 1 of the Offer to Exchange.)

4. Are employees outside the United States eligible to participate?

        Yes. Eligible employees include those who are residents of the United States, Germany, Malaysia, the People's Republic of China or Singapore or employees of subsidiaries of Finisar that are located in those countries, unless they are members of the Finisar Board of Directors. Please be sure to read Section 15 of this Offer to Exchange, which discusses terms of the offer specific to eligible employees outside the United States.

5. Why is Finisar making the offer?

        We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our Company. The offer provides an opportunity for us to offer eligible employees a valuable incentive to stay with our Company and to achieve high levels of performance. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. This program is voluntary and will allow employees to choose whether to keep their current stock options at their current exercise price, or to cancel those options in exchange for New Options. By making this offer to exchange outstanding options for New Options with an exercise price equal to the market value of the underlying shares on the grant date, we intend to create better performance incentives for eligible employees and thereby maximize stockholder value. (See Section 3 of the Offer to Exchange.)

6. How does the exchange work?

        The Offer to Exchange will require the holder of an Eligible Option to make a voluntary election to cancel the outstanding stock option in exchange for a grant of a New Option on the first trading day that is at least six months and one day after the date that the returned option is canceled. This election will become irrevocable on the Expiration Date, currently scheduled for December 10, 2002, unless we extend the offer. If you choose to participate by exchanging any of your Eligible Options, you must exchange all stock options granted to you after May 7, 2002. Each New Option will be granted under either the 1999 Plan or the 2001 Plan as selected by the Board of Directors in its discretion, and will be for the purchase of a number of shares equal to the number of shares subject to the canceled option. If an eligible holder cancels an option that is an incentive stock option, the New Option will be an incentive stock option to the maximum extent that it qualifies as an incentive stock option under the current U.S. tax laws. It is possible that a portion of a holder's New Option will not qualify as an incentive stock option, and the excess portion of the New Option will be treated as a nonstatutory stock option.

7. What do I need to do to participate in the offer?

        To participate, you must complete the Election Form (in the form attached as Annex 1), sign it and ensure that we receive it no later than 9:00 p.m. Pacific Time on December 10, 2002 (or such later date as we may extend the expiration of the offer). You may return your Election Form either by facsimile to fax number (408) 745-6097, or by hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089 (telephone: (408) 548-1000). (See Section 4 of the Offer to Exchange.)

8. When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?

        The offer expires at 9:00 p.m., Pacific Time, on December 10, 2002, unless we extend the offer. We may, in our discretion or as required, extend the offer at any time, but we cannot assure you that the offer will be extended or, if extended, for how long. If the offer is extended, we will make a public announcement of the extension no later than 6:00 a.m., Pacific Time, on the next business day following the previously scheduled expiration of the offer. If we extend the offer, you must deliver your Election Form or Notice to Withdraw from the Offer before the expiration of the extended offer period. (See Section 4 of the Offer to Exchange.)

9. What will happen if I do not submit my Election Form by the deadline?

        If you do not submit your Election Form by the deadline in the manner described in the answer to the next question, then you will not participate in the option exchange, and all stock options you currently hold will remain outstanding at their original exercise price and under their original terms. (See Section 4 of the Offer to Exchange.)

        We request that even if you decide not to participate in the offer that you complete the Election Form and check the "No" box. This will help to facilitate our administration of the offer. Of course, as described in the answers to Questions 37 and 38 below, you are permitted during the period of this offer to change your election to participate in the offer.

10. How do I exchange my options?

        If you decide to tender your Eligible Options, you must deliver, before 9:00 p.m., Pacific Time, on December 10, 2002 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed Election Form and any other documents required by the Election Form via facsimile (fax number (408) 745-6097) or by hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089. This is a one-time offer, and we must strictly enforce the tender offer period. We cannot accept delivery of the Election Form (or Notice to Withdraw from the Offer) after the Expiration Date. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all properly tendered options promptly after the expiration of the offer. (See Section 4 of the Offer to Exchange.)

11. If I participate, what will happen to my current options?

        Eligible Options you elect to exchange under this program and any Required Options which must be exchanged if you participate will be canceled on December 11, 2002 or promptly thereafter (unless we extend the offer), and you will no longer have those options available for exercise. Any options you do not tender for exchange (other than any Required Options) will not be canceled and will remain outstanding at their original exercise price and under their original terms. (See Section 6 of the Offer to Exchange.)

12. What are the conditions to the offer?

        The offer is subject to the conditions described in Section 7 ("Conditions of the Offer") of this Offer to Exchange. However, the offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary.

13. Are there any eligibility requirements that I must satisfy after the Expiration Date of the offer to receive the New Options?

        Yes. To receive a grant of New Options through the offer, you must be employed by Finisar or one of its subsidiaries both as of the option Cancellation Date and as of the New Option Grant Date.

        As discussed below, subject to the terms of this offer, we will not grant the New Options until the first trading day which is at least six months and one day after the option Cancellation Date. As the Cancellation Date is expected to be December 11, 2002, we do not expect to grant New Options before June 12, 2003. If, for any reason, you do not remain an employee of Finisar or one of its subsidiaries through the date we grant the New Options, you will not receive any New Options or other payment or consideration in exchange for your tendered options that have been accepted for exchange and canceled. This rule applies regardless of the reason your employment terminated, whether as a result of voluntary resignation, involuntary termination, death or disability. (See Section 2 of the Offer to Exchange.)

        You are reminded that unless expressly provided in your employment agreement, your employment with Finisar or one of our subsidiaries, as the case may be, can be terminated by you or Finisar, or one of our subsidiaries, at any time with or without cause. If your employment terminates before the New Option Grant Date, you will not receive any New Options, nor any payment or other consideration for your canceled options. Accordingly, you should carefully consider this decision before tendering any of your options. (See Section 6 of the Offer to Exchange.)

14. What if I am an employee of Finisar when the offer expires, but not an employee when the New Options are granted?

        If you are not an employee of Finisar or one of its subsidiaries on the New Option Grant Date (expected to be on or about June 12, 2003), you will not receive any New Options or other consideration in exchange for your tendered options, even if your tendered options were partially or fully vested at the time of tender. As a result, if your employment ends after the offer expires but before the New Option Grant Date, you will not be able to exercise the tendered options, which will have been canceled, nor will you be granted New Options, nor will you receive a payment or other consideration for the tendered and canceled options. If you do not accept the offer, when your employment with us ends, you generally will be able to exercise your vested options, if any, during the limited period specified in your option documents, to the extent those options are vested on the day your employment ends. However, if you accept the offer, your returned options will be canceled, and you will not be eligible to receive New Options if you are not employed by us on the New Option Grant Date. (See Section 2 of the Offer to Exchange.)

        The offer does not change the nature of your "at-will" employment with Finisar, and does not create any obligation on the part of Finisar or any of its subsidiaries to continue your employment for any period. Your employment may be terminated by us or by you at any time, including prior to the grant date or vesting of the New Options, for any reason, with or without cause.

15. Why doesn't Finisar grant the New Options immediately after the expiration date of the offer?

        If we were to grant the New Options on any date which is earlier than six months and one day after the Cancellation Date, we would be subject to onerous accounting treatment. We would be required for financial reporting purposes to treat the New Options as variable awards. This means that we would be required to record the non-cash accounting impact of decreases and increases in the Company's share price as a compensation expense for the New Options issued under this offer. We would have to continue this variable accounting for these New Options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the New Options for at least six months and one day, we will not have to treat the New Options as variable awards. (See Section 12 of the Offer to Exchange.)

16. If I tender options in the offer, will I be eligible to receive other option grants before I receive my New Options?

        No. If we cancel options you tender in the offer, you will not receive any other option grants before you receive your New Options. We will defer until after the New Option Grant Date the grant of other options, such as annual, bonus or promotion-related options, for which you might otherwise become eligible before the New Option Grant Date. If we were to grant you any options sooner than six months and one day after the Cancellation Date, they would be subject to the adverse accounting treatment described in the answer to Question 15. Therefore, any annual or other merit grant that might otherwise be approved for you will be delayed until after the New Option Grant Date. (See Section 6 of the Offer to Exchange.)

        If you do not tender any of your Eligible Options for exchange in the offer, you may receive discretionary option grants prior to the New Option Grant Date if the Compensation Committee or Board of Directors or their designee decides to make such grants (such options would have an exercise price equal to the last reported closing price on the date they are granted). As a result, participation in the offer may affect the date, price and vesting of any discretionary option grant that may be approved for you in the future. (See Section 6 of the Offer to Exchange.)

Specific Questions About the Canceled Options

17. Which options may I tender for cancellation?

        If eligible to participate, you may tender for cancellation one or more Eligible Options, which are outstanding, unexercised options granted under the 1989 Plan, the 1999 Plan, the 2001 Plan, the Demeter Plan or the Shomiti Plan. If you choose to participate, you must exchange all of your Required Options, which are stock options granted to you after May 7, 2002. (See Section 2 of the Offer to Exchange.)

18. Will I be required to give up all my rights to the canceled options?

        Yes. Each returned option that we accept for exchange will be canceled, along with the corresponding stock option agreement, and will cease to exist. You will no longer have any rights under those options. (See Section 6 of the Offer to Exchange.)

19. If I choose to tender an Eligible Option, do I have to tender the entire option, or may I decide to return for exchange only a portion of the option?

        We are not accepting partial tenders of options. For each Eligible Option you hold, you may choose either to return it for exchange in its entirety or not at all. You may choose to tender one Eligible Option but retain another Eligible Option. However, you may not return for exchange less than all of a particular outstanding option. For example, if you have received two Eligible Options, you may choose to return for exchange neither option, both options or one option. If you have exercised an Eligible Option in part, you may tender the remaining unexercised portion of that option. (See Section 6 of the Offer to Exchange.)

        Also, if you decide to tender any of your Eligible Options, then you must tender all of your Required Options, which are options that were granted to you during the six month period prior to the commencement of the offer on November 8, 2002. This means that if you participate in the offer, you will be required to tender all options granted to you after May 7, 2002. For example, if you were granted an option in June 2001 and a second option in June 2002 and you want to tender your June 2001 option for cancellation, you would also be required to tender your June 2002 option. (See Section 2 of the Offer to Exchange.)

20. May I tender either vested or unvested options?

        Yes. You may return for exchange any or all of your Eligible Options, whether or not they are vested. But if you choose to accept the offer with respect to any of your Eligible Options, you must return the entire Eligible Option, both the vested and unvested portions. Moreover, if you choose to accept the offer with respect to any of your Eligible Options, you must also return for exchange all of your Required Options, if any, regardless of their exercise prices and whether or not they have vested.

21. May I tender options that I have already exercised in full?

        No. The offer only pertains to outstanding options. It does not apply in any way to shares you have purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an Eligible Option in its entirety, that option is no longer outstanding and is therefore not subject to the offer. If you have exercised an Eligible Option in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange pursuant to the offer. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

22. May I tender shares I bought under the 1999 Employee Stock Purchase Plan?

        No. The offer only pertains to options granted under the Company stock option plans listed in the response to Question 1 above. Any shares you purchased under the Finisar Corporation 1999 Employee Stock Purchase Plan are not outstanding options and cannot be tendered. The offer has no effect on the prices at which a participant in the Employee Stock Purchase Plan can buy stock.

Specific Questions About the New Options

23. How many shares will my New Options cover?

        This is a one-for-one exchange offer. For each Eligible Option or Required Option we cancel under this program, you will receive a New Option for the same number of shares that were subject to the returned option at the time it was canceled. For example, if you were granted an Eligible Option for 1,000 shares, which you previously exercised for 300 shares, you would receive in exchange a New Option for 700 shares. (See Section 2 of the Offer to Exchange.)

24. What will be the exercise price of the New Options?

        The exercise price per share under the New Options will be equal to the last reported sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date (currently expected to be June 12, 2003 or promptly thereafter). Accordingly, we cannot predict the exercise price of the New Options. Because we will not grant New Options until the first trading day that is at least six months and one day after the date we cancel the options returned and accepted for exchange, the New Options may have a higher exercise price than some or all of your canceled options. Furthermore, after the grant of the New Options, our common stock may trade at a price below the exercise price per share of those options. Depending on the exercise price of your returned options and other factors, the New Options may be less valuable than the options you are returning for exchange. We recommend that you obtain current market quotations for our common stock before deciding whether to exchange your options. However, you should also consider that the current market price of our common stock may provide little or no basis for predicting what the market price of our common stock will be on the grant date of the New Options or at any time in the future. (See Section 2 of the Offer to Exchange.)

25. When will I receive my New Options?

        We will not grant the New Options until the first trading day which is at least six months and one day after the date we cancel the options accepted for exchange. If we cancel tendered options on December 11, 2002, which is currently the expected Cancellation Date, the New Options will not be granted until June 12, 2003 or promptly thereafter. You must be an employee of Finisar or one of its subsidiaries on the date we grant the New Options in order to be eligible to receive them. Note that we will require additional time after the New Option Grant Date in which to prepare and deliver to you for signature your new stock option agreement(s), and thus we estimate that you will not be able to exercise even vested portions of your New Options for a short period of time following the New Option Grant Date. (See Section 6 of the Offer to Exchange.)

26. When will the New Options vest?

        The vesting schedule for each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in your New Option to the same extent you would have been vested on that date had you retained the option that you returned for exchange. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act. (See Section 9 of the Offer to Exchange.)

27. As a nonexempt employee, why do I have to wait until six months after the New Option Grant Date to exercise my New Option?

        Pursuant to a recent Department of Labor interpretation of the Fair Labor Standards Act, profits made from the exercise of options held by nonexempt employees must be included in each nonexempt employee's regular rate of pay for purposes of calculating overtime payments. This treatment of nonexempt employee options could result in overtime payments that significantly exceed our budgeted forecasts. However, the Worker Economic Opportunity Act provides that if nonexempt employees are restricted from exercising their options within the first six months following the time of grant and certain additional requirements are satisfied, then this impact on overtime payment calculations does not occur. Accordingly, we have implemented a six-month exercise restriction with respect to New Options to be granted to nonexempt employees so that we may properly forecast and prudently manage our overtime costs. However, in accordance with the Worker Economic Opportunity Act, an exception to the six-month restriction on exercise of New Options granted to nonexempt employees will be provided in the event of the employee's death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation. All other terms and conditions applicable to New Options, including their vesting, will be determined in the same manner for both nonexempt and exempt employees alike.

        Nonexempt employees should be aware that the practical effect of the six-month restriction on the exercise of New Options is that the employee will not be able to exercise any New Options for at least one year after the Cancellation Date. Consequently, until you are entitled to exercise your New Option you will be subject to the risk that fluctuations in the market price of our common stock may result in your New Option being "in-the-money" at a time when you are not entitled to exercise the option and then to be "under water" again once you are permitted to exercise the New Option.

28. After the grant of the New Options, what will happen if I again end up with "underwater" options?

        We are conducting this offer only at this time, considering the unusual stock market conditions that have affected many companies throughout the country. This is a one-time offer, and we do not expect to make this or a similar offer again in the future. As your stock options are valid for ten years from the date of grant, subject to continued employment, the price of our common stock may appreciate over the long term even if your options are "underwater" for some period of time after the date of grant of the New Options. However, we can provide no assurance as to the price of our common stock at any time in the future.

29. Will the New Options be different from my tendered options?

        New Options will be granted under either the 1999 Plan or the 2001 Plan and will be subject to the terms and conditions of the applicable plan and a new stock option agreement between you and us, which you will be required to sign as a condition to receiving your New Option. The New Options will have substantially the same terms and conditions as the tendered options, except for the new exercise price and a new ten-year term. However, if you are a nonexempt employee, your New Option will contain a limitation on exercise not contained in your canceled option. Even if vested, your New Option may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

        If you tender for exchange an option originally granted to you under the Demeter Plan, your New Option may contain certain terms and conditions that are different from those of your tendered option. For example, your New Option will provide that if your employment terminates for any reason other than your death or disability, you will have 30 days following the date of your termination of employment in which to exercise the vested portion of your New Option, whereas your tendered option provided for an exercise period of three months from the date of termination of employment in these circumstances. For a summary of the material terms of the New Options, see Section 9 ("Source and Amount of Consideration; Terms of New Options") of the Offer to Exchange.

        If you tender incentive stock options, the New Options will be incentive stock options to extent they qualify, but it is possible that your New Options may not qualify and will be treated as nonstatutory stock options. (See Section 14 of the Offer to Exchange.)

30. If my current options are incentive stock options, will my New Options be incentive stock options?

        Not necessarily. If your tendered options are incentive stock options, the New Options will be incentive stock options to the maximum extent they qualify as incentive stock options under current U.S. tax laws. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess portion is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit and the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options. For a comparison of the U.S. federal income tax treatment of incentive stock options and nonstatutory stock options, see Section 14 of the Offer to Exchange.

31. When will the New Options expire?

        New Options will expire ten years from the New Option Grant Date, or earlier if your employment with Finisar terminates. (See Section 9 of the Offer to Exchange.)

32. How would a stock split or other change in Finisar's capital structure affect my New Option?

        If, between the Cancellation Date and the New Option Grant Date, Finisar pays a stock dividend or effects a stock split, reverse stock split or similar change in its capital structure, a proportionate adjustment will be made in the number of shares subject to a New Option granted in replacement of an option canceled in the exchange. For example, if Finisar effected a one-for-four reverse stock split, each four shares of Finisar common stock outstanding would be combined into one share of common stock. Accordingly, for each 1,000 shares subject to an option canceled in the exchange prior to the effective date of the reverse stock split, a New Option for 250 shares would be granted on the New Option Grant Date following the reverse stock split. The exercise price of the New Option would nevertheless be equal to the last reported sale price of Finisar common stock on the New Option Grant Date.

33. What happens if Finisar merges into or is acquired by another company?

        It is possible that, prior to the grant of New Options, we might effect or enter into an agreement for a merger or other similar transaction in which Finisar is acquired by another company.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, before the Expiration Date, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if Finisar is acquired prior to the Expiration Date, we reserve the right to withdraw the offer, in which case your old options and your rights under them will remain intact.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your tendered options are accepted for exchange and canceled but before the New Options are granted, our obligations in connection with the offer would not automatically be assumed by the acquiring company. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted by the acquiror in the event of such an acquisition. Therefore, it is possible that you could give up your Eligible Options and Required Options and not receive any New Options from the acquiring company.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your New Options have been granted, your New Options may be assumed by or replaced with new options of the acquiring company. If the acquiring company does not assume or replace your New Options and if you remain an employee of Finisar or one of our subsidiaries, the New Options will automatically become fully vested and exercisable ten days prior to the effective date of such a transaction. Any New Option that is neither assumed by the acquiring company nor exercised as of the date of the acquisition will terminate as of the effective date of the acquisition.

        We are also reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer might not receive options to purchase securities of the acquiring company or any other consideration for their tendered options. (See Section 6 of the Offer to Exchange.)

34. Are there circumstances where I would not be granted New Options?

        Yes. If you are no longer an employee of Finisar or one of its subsidiaries on the New Option Grant Date, you will not receive any New Options. (See Section 2 of the Offer to Exchange.)

        Although we are not currently aware of any prohibitions under applicable law, it is possible that, even if we accept your tendered options, we will not grant New Options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in Securities and Exchange Commission rules, regulations or policies, Nasdaq listing requirements, accounting rules or foreign laws. We will use reasonable efforts to avoid or remedy any such prohibitions, but if it is applicable throughout the period from the first business day that is at least six months and one day after we cancel the options accepted for exchange and continuing thereafter, you will not be granted a New Option. (See Section 13 of the Offer to Exchange.)

        Also, as described in answer to the preceding question, you may not be granted New Options if the Board of Directors determines that this is necessary or appropriate to complete a transaction that is in the best interests of Finisar and its stockholders.

35. What happens to options that I choose not to tender or that are not accepted for exchange?

        Options that you choose not to tender in the offer or that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

        If you are a U.S. employee, you should note that that there is a risk that incentive stock options you hold may be affected, even if you do not participate in the exchange. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the offer. We also believe that the offer will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercise of such options) if you do not participate in the offer. However, the IRS may characterize the offer as a "modification" of those incentive stock options for U.S. federal income tax purposes, even if you decline to participate. Please read Section 14 ("Material U.S. Federal Income Tax Consequences") of the Offer to Exchange for more information.

36. Will I have to pay taxes if I exchange my options in the offer?

        If you exchange your current options for New Options, you should not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange or upon our acceptance and cancellation of the options. Further, at the grant date of the New Options, you will not be required under current law to recognize income for U.S. federal income tax purposes. (See Section 14 of the Offer to Exchange.)

        All option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult their own personal tax advisors as to the tax consequences of their participation in the offer. Tax consequences may vary depending on each individual participant's circumstances. We have distributed as Appendix B to this Offer to Exchange short summaries of some of those consequences with respect to the countries where our non-U.S. employees who may be eligible to participate in the offer are located. If you are an employee located outside of the United States, we recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of the offer under the laws of the country in which you live and work before deciding whether or not to participate in the offer. (See Section 15 of the Offer to Exchange.)

37. Can I withdraw previously tendered options?

        Yes. You may withdraw your tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on the Expiration Date (currently scheduled to be December 10, 2002). If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although we presently intend to accept and cancel validly tendered options promptly after the expiration of this offer, if we have not accepted and canceled your tendered options by January 8, 2003, you may withdraw your tendered options at any time after January 8, 2003. To withdraw tendered options, you must deliver to us via facsimile (fax number (408) 745-6097) or by hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089, a signed Notice to Withdraw from the Offer (in the form attached as Annex 2), with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again submitting another Election Form prior to the Expiration Date. (See Section 5 of the Offer to Exchange.)

38. Can I change my election regarding particular tendered options?

        Yes. You may change your election regarding particular tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on the Expiration Date (currently scheduled to be December 10, 2002). If we extend the offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. In order to change your election, you must deliver to us via facsimile (fax number (408) 745-6097) or by hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089, a new Election Form, which includes the information regarding your new election, and is clearly dated after your original Election Form. (See Section 5 of the Offer to Exchange.)

39. Is this a repricing?

        This is not a stock option repricing in the traditional sense. In a repricing, the exercise price of the employee's current stock options would be adjusted immediately to be equal to the closing price of our common stock on the date of the repricing.

40. Why can't Finisar just reprice my options, as I have seen done at other companies?

        In 1998, the Financial Accounting Standards Board adopted rules requiring unfavorable accounting consequences for companies that reprice options, as described in the answer to Question 15. If we were to simply reprice options, Finisar would be required to take a charge against earnings for any future appreciation in the stock underlying the repriced options until the options were exercised, forfeited or terminated.

41. Why can't I just be granted additional options?

        Because of the large number of underwater Finisar options currently outstanding, the grant of additional options equal in size to the outstanding options would have a severe negative impact on our common stock dilution, outstanding shares and per share operating results. In addition, we have a limited number of shares that we are allowed to grant under our stock option plans without seeking additional stockholder approval, and therefore our current stock option plan share reserves must be conserved.

42. Can I have some examples of how the offer might work?

  Example 1

    Assumptions:

      Your original grant date: May 1, 2001

      Your original stock option grant: 5,000 shares (none of which have been exercised)

      Your original exercise price: $16.00 per share

      Your original vesting schedule: 1,000 shares vested on May 1, 2002, and then annually thereafter until fully vested on May 1, 2006 or until termination of employment.

      Hypothetical stock price on New Option Grant Date: $2.00 per share

    Hypothetical New Option: Using the above assumptions to illustrate the offer, if you properly tendered your option and we accepted it for exchange, we would cancel your original option on December 11, 2002. On the New Option Grant Date, which would be June 12, 2003, if you remained employed with Finisar, we would grant you a New Option for 5,000 shares at an exercise price equal to the hypothetical stock price of $2.00 per share. The vesting schedule for the New Option would be the same as the vesting schedule of the canceled option, and therefore you would have vested in 2,000 shares as of June 12, 2003. Provided your employment with Finisar continued, you would vest in an additional 1,000 shares on May 1, 2004 and annually thereafter through May 1, 2006.

  Example 2

    Assumptions:

      Your original grant date: August 1, 2002

      Your original stock option grant: 5,000 shares (none of which have been exercised)

      Your original exercise price: $1.50 per share

      Your original vesting schedule: 1,000 shares vest on August 1, 2003, and then annually thereafter until fully vested on August 1, 2007 or until termination of employment.

      Hypothetical reverse stock split: Assume that prior to the New Option Grant Date, the Company effects a one-for-four reverse stock split in which each four shares of common stock outstanding are combined into one share of common stock. As a result of this reverse stock split, all outstanding options will be proportionately adjusted. Had your original option remained outstanding, it would have been adjusted to represent an option for 1,250 shares at an exercise price of $6.00 per share, thus preserving the original aggregate exercise price for your option of $7,500.00.

      Hypothetical stock price on New Option Grant Date: $8.00 per share

    Hypothetical New Option: Since your original option was granted after May 7, 2002, it is a Required Option that must be returned for exchange if you elect to return for exchange any Eligible Option. Using the above assumptions to illustrate the offer, we would cancel your original option on December 11, 2002. On the New Option Grant Date, which would be June 12, 2003, if you remained employed with Finisar, we would grant you a New Option for 1,250 shares (reflecting a proportionate adjustment for the reverse stock split) at an exercise price equal to the hypothetical stock price of $8.00 per share. Please note that in this example, the new exercise price of $8.00 is greater than your original option's exercise price of $6.00 (as proportionately adjusted for the reverse stock split). The vesting schedule for the New Option would be the same as the vesting schedule of the canceled option, and therefore you would vest in 250 shares (as proportionately adjusted for the reverse stock split) on August 1, 2003. Provided your employment with Finisar continued, you would vest in an additional 250 shares on August 1, 2004 and annually thereafter through August 1, 2007.

43. What does Finisar and the Board of Directors think of the offer?

        Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision whether or not to tender options taking into account your own personal circumstances and preferences. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

44. Whom can I talk to if I have questions about the offer?

  For additional information or assistance, you should contact:

  Stephen K. Workman, Senior Vice President, Finance and Chief Financial Officer, or
  Shelby Palmer, Stock Plan Manager
  Finisar Corporation
  1308 Moffett Park Drive
  Sunnyvale, CA 94089

  Stephen K. Workman: (408) 542-4102; e-mail: sworkman@finisar.com
  Shelby Palmer: (408) 542-4140; e-mail: shelby.palmer@finisar.com

        We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document, the related memorandum from Jerry Rawls, the Election Form or the Notice to Withdraw from the Offer. If anyone makes any representation or gives you any information different from the representations or information contained in these documents, you must not rely upon that representation or information as having been authorized by us. We have not authorized any person to make any recommendation on our behalf as to whether you should return for exchange or refrain from returning for exchange your options pursuant to this offer. If anyone makes any recommendation to you, you must not rely upon that recommendation as having been authorized by us. You should rely only on the representations and information contained in this document or to which we have referred you.

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

        Participation in the offer involves a number of potential risks, including those described below. The risks identified in this section and the risks described under the heading entitled "Risk Factors That Could Affect Our Future Performance" in our quarterly report on Form 10-Q for our fiscal quarter ended July 28, 2002, filed with the SEC on September 11, 2002, highlight the material risks of participating in this offer. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the rest of this Offer to Exchange, along with the memorandum from Jerry Rawls dated November 8, 2002, the Election Form and the Notice to Withdraw from the Offer before deciding to participate in the offer. In addition, we urge those employees who live and work outside of the United States to read Section 15 ("Terms of the Offer Specific to Eligible Participants Employed Outside of the United States") and Appendix B of this Offer to Exchange discussing tax consequences in various countries, as well as the other documents listed above, and to consult with an investment and tax advisor as necessary before deciding to participate in this exchange offer.

Economic Risks

If your employment terminates prior to the grant of the New Options, you will receive neither a New Option nor the return of your canceled option.

        Once your option is canceled, it cannot be restored, and you will not be granted a New Option if you are not an employee of Finisar or one of its subsidiaries on the date the New Options are granted. Accordingly, if your employment terminates for any reason, including as a result of a reduction-in-force by the Company, prior to the grant of the New Options, you will have the benefit of neither the canceled option nor the New Option.

If our stock price increases after the date your tendered options are canceled, your canceled options might have been worth more than the New Options that you receive in exchange for them.

        Although the market price of our common stock is currently lower than the exercise prices of all Eligible Options, the market price of our common stock may increase in the future. If you accept the offer and the price of our common stock increase above the exercise price of the Eligible Options and Required Options, if any, that you tender in the offer during the term of such options, the value of your New Options may be less than the value of your options which were canceled in the exchange. For example, if you tender for cancellation an option with a $2.00 exercise price, and our stock appreciates to $3.00 when the New Options are granted, your New Option will have a higher exercise price than the canceled option.

Participation in the offer will make you ineligible to receive any option grants until June 12, 2003, at the earliest.

        Employees are generally eligible to receive option grants at any time that the Board of Directors or Compensation Committee chooses to make them. For example, you might be eligible to receive future option grants in accordance with our standard policies relating to performance and/or promotion. However, if you participate in the offer, you will not be eligible to receive any option grants until June 12, 2003, at the earliest, because we would incur adverse accounting consequences if we were to grant additional options to employees who participate in the offer within six months of the Cancellation Date. Please note, however, that acceptance of the offer will not, by itself, entitle you to receive any future option grants other than any New Options you are eligible to receive in replacement of your canceled options.

If we enter into a merger or other similar transaction, either before or after the expected date of grant of the New Options, you might receive New Options with limited potential for future value or no New Options at all.

        If Finisar is acquired in a merger, a sale of all or substantially all of our assets or stock, or other similar transaction before the New Option Grant Date, the acquiring company may not agree to assume our obligation to grant New Options. Therefore, it is possible that you could give up your Eligible Options and Required Options, if any, and not receive New Options from the acquiring company. If our shares are acquired in a cash merger following the New Option Grant Date, your New Option exercise price may be close to the cash price being paid for our shares, resulting in very limited future price appreciation potential. Furthermore, the Board of Directors has reserved the right to not grant the New Options if that were to become necessary or appropriate to complete a transaction that the Board believes to be in the best interests of Finisar and our stockholders.

If we are prohibited by applicable law or regulations from granting New Options, you will not receive either a New Option, the return of your canceled options, or any other consideration.

        We will not grant New Options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in SEC rules, regulations or policies or Nasdaq National Market listing requirements. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited as of the date of grant we will not grant you any New Options and you will not receive any other compensation for the options you tendered.

Tax-Related Risks for U.S. Residents

A portion of your New Options may be nonstatutory stock options, whereas your canceled options may have been incentive stock options.

        If your canceled option was an incentive stock option, the New Option which replaces it will be an incentive stock option to the maximum extent it qualifies as an incentive stock option under current U.S. tax laws. One requirement for the New Option to qualify as an incentive stock option is that the value of shares subject to the New Option that become exercisable for the first time in any calendar year cannot exceed $100,000, as determined by the fair market value of the shares subject to the option on the date of grant. The excess portion of the option is deemed to be a nonstatutory stock option. It is possible that your New Option may exceed this $100,000 limit, and the excess portion will be granted as a separate New Option that is a nonstatutory stock option. For more detailed information, please read Section 14 ("Material U.S. Federal Income Tax Consequences") of this Offer to Exchange. You should consult with your personal tax advisor regarding any effect this may have on your personal tax situation.

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

        We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the offer. We also believe that the offer will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in the offer.

        However, the IRS may characterize the offer as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of the incentive stock options which could have been exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings issued by the IRS contain its opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling or assume the same opinion would apply to their situation, even if the facts at issue are similar to those in the letter. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We, therefore, do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options which although not tendered are still eligible for the exchange offer. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, such a successful assertion by the IRS could extend the option's holding period necessary to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option. Please review Section 14 ("Material U.S. Federal Income Tax Consequences") of this Offer to Exchange for further detailed information regarding the tax differences between incentive stock options and nonstatutory stock options.

        If you are an employee who lives or works outside of the United States, you should read Section 15 ("Terms of the Offer Specific to Eligible Participants Employed Outside of the United States") and Appendix B of this Offer to Exchange for a discussion of the tax consequences in various countries, and you should consult with your personal tax advisor about the effect on your personal tax situation if you choose to participate in the offer.

Business-Related Risks

        For a description of risks related to Finisar's business, please see Section 19 ("Miscellaneous") of this Offer to Exchange.

INTRODUCTION

        Finisar Corporation ("Finisar," the "Company," "we" or "us") is offering certain option holders who are current employees of Finisar or its subsidiaries the opportunity to exchange certain outstanding options to purchase shares of Finisar common stock ("Eligible Options") originally granted under the Finisar Corporation 1989 Stock Option Plan (the "1989 Plan"), the Finisar Corporation 1999 Stock Option Plan (the "1999 Plan"), the Finisar Corporation 2001 Nonstatutory Stock Option Plan (the "2001 Plan"), the Demeter Technologies, Inc. 2000 Stock Option Plan (the "Demeter Plan") or the Shomiti Systems, Inc. 1995 Stock Plan (the "Shomiti Plan") for new options to purchase shares of Finisar common stock ("New Options") that we will grant under the 1999 Plan or the 2001 Plan. We are making the offer upon the terms and conditions described in this Offer to Exchange (the "Offer to Exchange"), the related memorandum from Jerry Rawls dated November 8, 2002, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program"). The offer is not conditioned on a minimum number of options being tendered. The offer is subject to the conditions that we describe in Section 7 ("Conditions of the Offer") of this Offer to Exchange.

        You are eligible to participate in the offer if you are an employee of Finisar or one of our subsidiaries and remain an employee through the date on which options returned for exchange are canceled. Members of our Board of Directors, including those who are employees of Finisar, are not eligible to participate. We currently expect to cancel options tendered for exchange on December 11, 2002 or promptly thereafter, unless the offer period is extended.

        Even if you are eligible to participate, you are not required to accept the offer. If you choose to accept the offer, then you may return for exchange any or all of your Eligible Options. If you decide to return for exchange one or more of your Eligible Options, then you must return for exchange the entire outstanding unexercised portion of each option you want to have exchanged. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. We will not accept partial tenders of options. In addition, if you choose to accept the offer, you must also return for exchange all of the options granted to you after May 7, 2002, regardless of exercise price ("Required Options"). Any Eligible Option that you do not return for exchange or that is not accepted by us for exchange will remain outstanding, and you will continue to hold such option in accordance with its terms.

        The offer is currently scheduled to expire on December 10, 2002 (the "Expiration Date"), and we expect to cancel options on the first business day after the Expiration Date, or promptly thereafter (the "Cancellation Date"). If you elect to participate in the offer, you will receive a confirmation of the cancellation of your Eligible Options and Required Options promptly after the Cancellation Date.

        Subject to the terms and conditions of this offer, the New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled (the "New Option Grant Date"). Assuming we do not extend the Expiration Date, we presently expect to grant the New Options on June 12, 2003 or promptly thereafter. In order to receive a grant of New Options, you must continue to be an employee of Finisar or one of our subsidiaries on the New Option Grant Date. If you cease to be employed by Finisar or any of our subsidiaries for any reason after the Cancellation Date and prior to the New Option Grant Date, you will not receive any New Options, or any other payment or consideration, in exchange for your returned options. If you are not employed by Finisar or one of our subsidiaries on the New Option Grant Date, you will have forfeited your tendered options.

        We will grant the New Options under the 1999 Plan and the 2001 Plan. The selection of the plan under which a particular New Option will be granted will be made by the Board of Directors, in its discretion. Each eligible employee who accepts the offer and who remains an eligible employee on the New Option Grant Date will receive one share subject to a New Option for each share subject to an option tendered in the exchange, subject to adjustments for stock dividends, stock splits, reverse stock splits and other similar events.

        As of November 1, 2002, options to purchase 1,977,620 shares of our common stock were outstanding under our 1989 Plan, options to purchase 31,067,990 such shares were outstanding under our 1999 Plan, options to purchase 3,820,569 such shares were outstanding under our 2001 Plan, options to purchase 311,664 such shares were outstanding under the Demeter Plan and options to purchase 147,458 such shares under the Shomiti Plan. As of that date, there were 33,793,708 shares of our common stock subject to Eligible Options and Required Options outstanding under these plans. Assuming that all Eligible Options and Required Options are tendered for exchange, we would issue New Options to purchase 33,793,708 shares. The total shares underlying New Options which could be issued in the exchange would represent approximately 16.8% of our total shares outstanding as of November 1, 2002.

        Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your option that was tendered for exchange and replaced by the New Option. However, if you are a U.S. employee subject to the overtime compensation requirements of the Fair Labor Standards Act of 1938 (a "nonexempt employee"), your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

        The exercise price per share under each New Option will be equal to the last reported sale price of our common stock reported by the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date. The exercise price of your New Option may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price of your Eligible Options or Required Options. The market price of our common stock has declined substantially over the last year and has been subject to high volatility. Our common stock may trade at prices below the exercise price per share of the New Options. Depending on the exercise price of your returned options and other factors, the New Options may be less valuable than the options you return for exchange. We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options. At the same time, you should consider that the current market price of our common stock may provide little or no basis for predicting what the market price of our common stock will be on the New Option Grant Date or at any time in the future. You should carefully consider these uncertainties before deciding whether to accept the offer.

        Shares of Finisar common stock are traded on the Nasdaq National Market under the symbol "FNSR." On November 1, 2002, the closing price of our common stock reported on the Nasdaq National Market was $1.00 per share. Unless otherwise stated, all monetary denominations referred to in this offer are United States dollars.

THE OFFER

1.    Eligibility.

        Employees are "eligible employees" if they are employees of Finisar or one of our subsidiaries as of the date the offer commences and as of the date on which the tendered options are canceled; provided, however, that members of the Board of Directors, including those who are employees of Finisar, are not eligible to participate in the offer. Employees who are on medical, maternity, worker's compensation, military or other statutorily protected leave of absence or personal leave of absence are eligible to participate in the offer. However, an employee who resigns or receives a "Notice of Termination" at any time before the Cancellation Date is not eligible to participate in the offer. An employee will have received a "Notice of Termination" if, at any time before the Cancellation Date, the employee has received a written notice that Finisar or one of its subsidiaries intends to take the necessary steps to end the employee's employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee's employment relationship with Finisar or one of its subsidiaries.

        In order to receive a New Option, you must remain an employee of Finisar or one of its subsidiaries as of the date the New Options are granted, which will be at least six months and one day after the Expiration Date. If Finisar does not extend the offer, the New Options will be granted on or promptly after June 12, 2003.

2.    Number of Options; Expiration Date.

        In accordance with the terms and subject to the conditions of this offer, we will exchange for New Options granted under the 1999 Plan or the 2001 Plan, all Eligible Options and all Required Options that are properly tendered and not validly withdrawn in accordance with Section 5 before 9:00 p.m., Pacific Time, on the Expiration Date. We will not accept partial tenders of options for any portion less than all of the unexercised shares subject to an individual option. Therefore, you may tender options for all or none of the unexercised shares subject to each of your Eligible Options.

        Eligible Options are all options held by current employees of Finisar or our subsidiaries that are outstanding under the 1989 Plan, the 1999 Plan, the 2001 Plan, the Demeter Plan or the Shomiti Plan. In addition, if you tender any option for exchange, you will be required to also tender all options that you received during the six-month period prior to the commencement of this offer. Since the offer commenced on November 8, 2002, if you participate in the offer, you will be required to tender all options granted to you after May 7, 2002. By exchanging any Eligible Option pursuant to the offer, you will automatically be deemed to have returned all of your options granted to you after May 7, 2002 for exchange and cancellation.

        If you properly tender any of your Eligible Options and all of your Required Options for exchange and we accept such options for exchange, we will cancel such options and grant you New Options under the 1999 Plan or the 2001 Plan pursuant to a New Option agreement. You will be entitled to receive, in exchange for each canceled option, a New Option for the same number of unexercised shares that were subject to the canceled option. If, between the Cancellation Date and the New Option Grant Date, we pay a stock dividend or effect a stock split, reverse stock split or similar change in our capital structure, we will make a proportionate adjustment in the number of shares subject to the New Option granted in replacement of each option canceled in the exchange.

        The New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date returned options are accepted for exchange and canceled. The exercise price of the New Options will be equal to the last reported sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are traded or quoted) on the date of grant, which is currently expected to be June 12, 2003. The returned options which we accept for exchange pursuant to the offer will be canceled, and you will have no further right or entitlement to purchase shares of our common stock pursuant to those canceled options.

        If, for any reason, you do not remain an employee of Finisar or one of our subsidiaries through the date we grant the New Options, you will not receive any New Options or other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you retire, quit, with or without a good reason, resign due to disability or die or we terminate your employment, with or without cause, prior to the date we grant the New Options, you will not receive anything for the options that you tendered and we canceled. Furthermore, your canceled options will not be reinstated.

        Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your option that was tendered for exchange. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

        The Expiration Date for this offer is 9:00 p.m., Pacific Time, on December 10, 2002, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the offer, as so extended, expires. See Section 16 ("Extension of Offer; Termination; Amendment") of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer.

        If we decide to take any of the following actions, we will publish a notice or otherwise inform you in writing of such action:

  •
  we increase or decrease the amount of consideration offered for the exchanged options;

  •
  we decrease the number of options eligible to be tendered in the offer;

  •
  we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase; or

  •
  we extend or terminate the offer.

        If the offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 16 of this Offer to Exchange, we will extend the offer so that the offer is open at least ten business days following the publication, sending or giving of notice.

        We will also notify you of any other material change in the information contained in this Offer to Exchange.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time, and a "trading day" means any business day on which a last sale price of our common stock is reported on the Nasdaq National Market (or other market or exchange on which our stock is quoted or traded).

3.    Purpose of the Offer.

        We issued the options currently outstanding to:

  •
  provide our eligible employees with additional incentive and to promote the success of our business, and

  •
  encourage our eligible employees to continue their employment with us.

        One of the keys to our continued growth and success is the retention of our most valuable asset, our employees. The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with Finisar. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe that these "underwater" options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options for New Options that will have an exercise price at least equal to the market value of their underlying shares on their grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. However, since we will not grant New Options until at least six months and one day after the date we cancel the options accepted for exchange, the New Options may have a higher exercise price than some or all of our currently outstanding options. Because of the large number of "underwater" options currently outstanding, a total re-grant of new options would have a severe negative impact on our dilution and outstanding shares. Furthermore, we have a limited pool of shares that we are allowed to issue under our employee stock plans without stockholder approval for additional shares, and we must therefore conserve our currently available plan shares for future new hires and on-going grants.

        Considering the ever-present risks associated with a volatile and unpredictable stock market, and our industry in particular, there is no guarantee that the market price at the time of the New Option grant (and thus the exercise price of your own New Option) will be less than or equal to the exercise price of your existing option, or that your New Option will increase in value over time.

        From time to time we engage in strategic transactions with business partners, customers and other third parties. We may engage in transactions in the future with these or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares. If we engage in such a transaction or transactions before the date we grant the New Options, our shares could increase (or decrease) in value, and the exercise price of the New Options could be higher (or lower) than the exercise price of options you elect to have canceled as part of this offer. As outlined in Section 9 ("Source and Amount of Consideration; Terms of New Options") of this Offer to Exchange, the exercise price of any New Options granted to you in return for your tendered options will be the fair market value of the underlying shares on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant. You will be at risk of any such increase in our share price before the grant date of the New Options for these or any other reasons.

        We are also reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer would not receive options to purchase securities of the acquiror or any other consideration for their tendered options. Subject to the foregoing, we presently have no plans or proposals that relate to or would result in:

  (a)
  an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving our Company;

  (b)
  any purchase, sale or transfer of a material amount of our assets;

  (c)
  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  (d)
  any change in our present Board of Directors or management, including a change in the number or term of directors; however we may fill our existing Board and officer vacancies, hire for new officer positions or change any executive officer's material terms of employment (see Appendix A of this Offer to Exchange);

  (e)
  any other material change in our corporate structure or business;

  (f)
  our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

  (g)
  our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

  (h)
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

  (i)
  the acquisition by any person of any of our securities or the disposition of any of our securities; or

  (j)
  any changes in our certificate of incorporation, bylaws, other governing instruments or any actions that could impede the acquisition of control of us by any person.

        Neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for exchange.

4.    Procedures for Tendering Options.

  Proper Tender of Options.

        To validly tender your options through the offer, you must, in accordance with the terms of the Election Form (in the form attached as Annex 1) and its accompanying instructions, properly complete, execute and deliver the Election Form to us via facsimile (fax number (408) 745-6097) or hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089, along with any other required documents. We must receive all of the required documents before 9:00 p.m., Pacific Time, on the Expiration Date. The Expiration Date is December 10, 2002, unless we extend the offer.

        If you do not deliver your Election Form by the deadline, then you will not be able to participate in the option exchange, and all stock options currently held by you will remain unchanged at their original exercise price and under their original terms. If the offer is extended by us, you must deliver these documents before 9:00 p.m., Pacific Time, on the extended Expiration Date. We will not accept delivery of any Election Form after expiration of the offer. If you deliver an Election Form and then decide to tender additional Eligible Options, you must properly complete, execute and deliver to us a new Election Form before 9:00 p.m., Pacific Time, on the Expiration Date.

        Except as described in the following sentences, an Election Form must be executed by the option holder who tendered the options exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of authority of such person to act in such a representative capacity must be indicated on the Election Form.

        If you return for exchange any Eligible Option, you will automatically be deemed to have returned all of your Required Options for exchange and cancellation, although you must still properly complete the Election Form.

        The delivery of all documents, including Election Forms, Notices to Withdraw from the Offer and any other required document, is at your own risk. If delivery is by mail, we recommend that you use registered mail with return receipt requested and properly insure your package. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm our receipt of your Election Form within two business days of receipt. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your Election Form.

  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

        We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options and all questions as to the number of shares subject to Eligible Options or Required Options or to be subject to New Options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension which we may grant in our sole discretion.

  Our Acceptance Constitutes an Agreement.

        Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer, subject to your right to withdraw from the offer prior to the Expiration Date. Our acceptance for exchange of your options tendered by you through the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer. This agreement will survive your death or incapacity and all of your obligations pursuant to this offer will be binding upon your heirs, personal representatives, successors and assigns.

        Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly on the Cancellation Date all properly tendered Eligible Options and Required Options that have not been validly withdrawn.

5.    Withdrawal Rights and Change of Election.

        You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5. If your employment with us terminates prior to the Expiration Date, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination, but only during the limited period for which those options remain exercisable pursuant to your option agreement following your termination.

        You may withdraw your tendered options at any time before 9:00 p.m., Pacific Time, on December 10, 2002. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended Expiration Date. We expect to accept and cancel all properly tendered Eligible Options and Required Options promptly on the Cancellation Date. However, if we have not accepted and canceled your properly tendered options by 9:00 p.m., Pacific Time, on January 8, 2003, you may withdraw your tendered options at any time after January 8, 2003.

        To validly withdraw your tendered options, you must, in accordance with the terms of the Notice to Withdraw from the Offer (in the form attached as Annex 2) and its accompanying instructions, properly complete, execute and deliver the Notice to Withdraw from the Offer to us via facsimile (fax number (408) 745-6097) or hand delivery, courier or mail to Shelby Palmer, Stock Plan Manager, Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089, while you still have the right to withdraw your tendered options. We will not accept delivery of a Notice to Withdraw from the Offer by e-mail.

        A properly completed, executed and delivered Notice to Withdraw from the Offer will result in the withdrawal from the offer of all of your tendered options. You may not submit such a Notice to withdraw from the offer less than all of your tendered options (including both Eligible Options and Required Options) or only a portion of a particular tendered option. If you do not wish to withdraw all of your tendered options from the offer, you should not submit a Notice to Withdraw from the Offer. To change your election with respect only to particular options, you should instead submit a new Election Form covering those options that you do wish to tender. You may not rescind any withdrawal, and options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options by delivering a properly completed and executed Election Form before the Expiration Date.

        If you deliver a new Election Form or Notice to Withdraw from the Offer that is properly signed and dated, it will replace any previously submitted Election Form or Notice to Withdraw from the Offer, which will be disregarded.

        Except as described in the following sentences, a Notice to Withdraw from the Offer must be executed by the option holder who tendered the options to be withdrawn exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on Notice to Withdraw from the Offer.

        Neither Finisar nor any other person is obligated to give notice of any defects or irregularities in any Notice to Withdraw from the Offer or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices to Withdraw from the Offer and new Election Forms. Our determination of these matters will be final and binding.

        The delivery of all documents, including Election Forms, Notices to Withdraw from the Offer and any other required document, is at your own risk. If delivery is by mail, we recommend that you use registered mail with return receipt requested and properly insure your package. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm our receipt of any Notice to Withdraw from the Offer within two business days of receipt. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your Notice to Withdraw from the Offer.

6.    Acceptance of Options for Exchange and Issuance of New Options.

        Upon the terms and subject to the conditions of the offer and promptly following the Expiration Date, we will accept for exchange and cancellation all options properly tendered and not validly withdrawn before the Expiration Date. Once the options are canceled, you will no longer have any rights with respect to those options. If your options are properly tendered and accepted for exchange, these options will be canceled as of the Cancellation Date, and you will be granted New Options on or promptly after the first trading day that is at least six months and one day after the Cancellation Date. Thus, subject to the terms and conditions of this offer, if your options are properly tendered by December 10, 2002, the scheduled Expiration Date of the offer, and accepted for exchange and canceled on December 11, 2002, you will be granted New Options on or promptly after June 12, 2003. If we accept and cancel options properly tendered for exchange after December 11, 2002, or if we extend the date by which we must accept and cancel options properly elected for exchange, the period in which the New Options will be granted will be similarly delayed.

        We will send a confirmation of our acceptance of the tender of your Eligible Options and Required Options promptly after the Cancellation Date and will notify you if we reject your election to exchange your Eligible Options on or prior to the Expiration Date. Unless you are notified of a rejection, you may assume that, immediately following the Cancellation Date, your properly executed and delivered Election Form and your tendered Eligible Options and Required Options have been accepted.

        If we accept for exchange any of the options you tender in the offer, you will not be granted any other options, such as annual, bonus or promotion-related options, for which you otherwise may be eligible, before the grant date of the New Options, so that you will be granted no new options for any reason until at least six months and one day after any of your tendered options have been canceled. We will defer the grant to you of these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to these interim option grants as a result of the offer. Any such grant of these other options is in the discretion of our Board of Directors or Compensation Committee and subject to compliance with law and market prices for our stock prevailing at the time of the grant. On the other hand, if you do not return for exchange any of your Eligible Options in the offer, you may receive promotion, merit or other discretionary option grants for which you are approved prior to the date New Options are granted to others. As a result, participation in the offer may affect the grant date, price and vesting of any promotion, merit or other discretionary grants that may otherwise have been approved for you in the future.

        If you return options for exchange, you will receive, in exchange for each Eligible Option and Required Option that you return and we accept for exchange and cancellation, a grant of New Options for the same number of shares that were subject to the corresponding returned option, subject to proportionate adjustments for any stock dividends, stock splits, reverse stock splits and similar events. If, for any reason, you do not remain an employee of Finisar or any of its subsidiaries through the date on which we grant the New Options, you will not receive any New Options or any other consideration in exchange for your tendered options which have been canceled pursuant to this offer.

        All New Options will be granted under either our 1999 Plan or our 2001 Plan. The selection of the plan under which a particular New Option will be granted will be made by the Board of Directors, in its discretion. Each New Option will be subject to the terms and conditions of the applicable plan and an option agreement between you and Finisar.

        If your canceled options were incentive stock options, the New Options will be incentive stock options to the maximum extent they qualify as incentive stock options under current U.S. tax laws. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that become exercisable by the option holder for the first time in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess value is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit, and the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options.

        If you do not remain an employee of Finisar or one of our subsidiaries from the date you return your options for exchange through the date we grant the New Options, you will not receive any New Options, or any other payment or consideration in exchange for your returned options that have been accepted for exchange and canceled, regardless of how or why your employment terminated. The offer does not change the "at-will" nature of your employment with us, and your employment may be terminated by us or you at any time, including prior to the grant date or vesting of the New Options, for any reason with or without cause.

  Partial Tenders.

        We will not accept partial tenders of your Eligible Options or Required Options. However, you may tender the remaining portion of an option that you have partially exercised. You may choose to exchange one option and not exchange another, but you may not exchange less than all of the unexercised shares subject to a particular outstanding option that you elect to exchange. In addition, if you tender any option for exchange, you will be required to also tender all of your Required Options, which are options that were granted to you during the six-month period prior to the commencement of this offer. If you return for exchange any Eligible Options pursuant to the offer, you will automatically be deemed to have returned all of your Required Options for exchange and cancellation. This does not change your responsibility to properly complete and return the Election Form. The offer was commenced on November 8, 2002, which means that if you participate in the offer, you will be required to tender all options granted to you after May 7, 2002.

  Consequences of Finisar Being Acquired.

        It is possible that, prior to the grant of New Options, we might effect or enter into an agreement for a merger or other similar transaction in which Finisar is acquired by another company.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, before the Expiration Date, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if Finisar is acquired prior to the Expiration Date, we reserve the right to withdraw the offer, in which case your old options and your rights under them will remain intact.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your tendered options are accepted for exchange and canceled but before the New Options are granted, our obligations in connection with the offer would not automatically be assumed by the acquiring company. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted by the acquiring company in the event of such an acquisition. Therefore, it is possible that you could give up your Eligible Options and Required Options and not receive any New Options from the acquiring company.

        If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your New Options have been granted, your New Options may be assumed or replaced with new options of the acquiring company. If the acquiring company does not assume or replace your New Options and if you remain an employee of Finisar or one of our subsidiaries, the New Options will automatically become fully vested and exercisable ten days prior to the effective date of such a transaction. Any New Option that is neither assumed by the acquiring company or exercised as of the date of the acquisition will terminate as of the effective date of the acquisition.

        We are also reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer might not receive options to purchase securities of the acquiring company or any other consideration for their tendered options.

  Acceptance of Options Returned for Exchange.

        For the purposes of the offer, we will be deemed to have accepted Eligible Options and Required Options that are validly returned for exchange and are not properly withdrawn when we give oral or written notice to the option holders that we have accepted the tendered options for exchange. We currently intend to provide such notice by e-mail. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly all properly tendered options that are not validly withdrawn on the Cancellation Date, which we presently expect to be December 11, 2002. When we accept your tendered options for exchange and we cancel those options, you will have no further rights with respect to those options. We will send each participating option holder a notice indicating the number of option shares that we have accepted and canceled, the number of shares that will be subject to the New Options and the expected New Option Grant Date.

7.    Conditions of the Offer.

        Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after November 8, 2002, and prior to the Expiration Date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance and cancellation of options tendered for exchange:

  (a)
  there has been threatened or instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of New Options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Finisar or our subsidiaries or materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair (such as by increasing the accounting or other costs of the offer to Finisar) the contemplated benefits of the offer to Finisar, as described above in Section 3 ("Purpose of the Offer");

  (b)
  there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or to Finisar or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

  (i)
  make the acceptance for exchange of, or issuance of New Options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

  (ii)
  delay or restrict our ability, or render us unable, to accept for exchange, or issue New Options for, some or all of the tendered options;

  (iii)
  materially impair (such as by increasing the accounting or other costs of the offer to Finisar) the contemplated benefits we hope to receive as a result of the offer as described above in Section 3 ("Purpose of the Offer"); or

  (iv)
  materially and adversely affect Finisar's business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the offer to us;

  (c)
  there has occurred:

  (i)
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

  (ii)
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

  (iii)
  the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

  (iv)
  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

  (v)
  any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Finisar or our subsidiaries or on the trading in our common stock;

  (vi)
  any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Finisar or our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with the offer;

  (vii)
  in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

  (viii)
  any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period prior to the close of business on December 10, 2002;

  (d)
  there has occurred any change in generally accepted accounting standards or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer;

  (e)
  a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for Finisar, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

  (i)
  any person, entity or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before November 8, 2002;

  (ii)
  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before November 8, 2002 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock;

  (iii)
  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

  (f)
  any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Finisar or our subsidiaries that, in our reasonable judgment, is or may be material and adverse to Finisar or our subsidiaries or may materially impair the contemplated benefits of the offer to Finisar.

        The conditions to the offer are for Finisar's benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.    Price Range of Our Common Stock Underlying the Options.

        Since our initial public offering on November 11, 1999, our common stock has been quoted on the Nasdaq National Market under the symbol "FNSR". The following table shows the high and low sales prices per share of our common stock as reported by the Nasdaq National Market for each of the fiscal quarters indicated. All share prices have been retroactively adjusted to reflect the three-for-one split of our common stock in the form of a 200% stock dividend paid on April 12, 2000.

	High	Low
Fiscal 2000*
Quarter Ended January 31, 2000	$39.2875	$20.1875
Quarter Ended April 30, 2000	$58.3333	$20.1250
Fiscal 2001*
Quarter Ended July 31, 2000	$38.1250	$20.5000
Quarter Ended October 31, 2000	$48.3750	$24.2500
Quarter Ended January 31, 2001	$38.9844	$22.1250
Quarter Ended April 30, 2001	$38.8750	$6.7500
Fiscal 2002*
Quarter Ended July 31, 2001	$23.4500	$10.2400
Quarter Ended October 31, 2001	$13.0000	$3.8400
Quarter Ended January 31, 2002	$14.1900	$7.7200
Quarter Ended April 30, 2002	$10.6900	$5.8600
Fiscal 2003*
Quarter Ended July 31, 2002	$6.6800	$1.3600
Quarter Ended October 31, 2002	$1.8200	$0.4200

*
Finisar's fiscal year begins May 1 and ends April 30.

        As of November 1, 2002, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $1.00 per share.

        WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

        Our stock price has been, and in the future may be, highly volatile and could continue to decline. Our stock price could also rise prior to the grant of the New Options and thereafter fall. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, including semiconductor companies, and that have often been unrelated or disproportionate to the operating performance of these companies. The New Options will not be granted until the trading date that is at least six months and one day after the date your returned options are accepted and canceled. The exercise price of the New Options will be the last reported sale price of our common stock reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date they are granted. The exercise price of the New Options may be higher than the exercise price of your options canceled under this program. In addition, our common stock may thereafter trade at prices below the exercise price of the New Options. Depending on the exercise price of your canceled options and other factors, your New Options may be less valuable than your canceled options.

9.    Source and Amount of Consideration; Terms of New Options.

  Consideration.

        The New Options will be issued under either our 1999 Plan or our 2001 Plan. The selection of the plan under which a particular New Option will be granted will be made by the Board of Directors, in its discretion. For each Eligible Option or Required Option that you return and that we accept for exchange, you will receive a New Option exercisable for the same number of shares that were subject to your returned option at the time it was canceled, subject to proportionate adjustments for any stock dividends, stock splits, reverse stock splits and similar events.

        If we receive and accept for exchange all Eligible Options and Required Options outstanding as of November 1, 2002, we will grant New Options to purchase approximately 33,793,708 shares of our common stock. If all Eligible Options and Required Options are properly returned and accepted for exchange and canceled, the common stock issuable upon exercise of the New Options granted in exchange will equal approximately 16.8% of the total shares of our common stock outstanding as of November 1, 2002. The shares of common stock subject to returned options originally granted under the 1999 Plan or the 2001 Plan that are accepted for exchange and canceled will, after such cancellation, be available for re-grant and reissuance under the 1999 Plan or the 2001 Plan, respectively. Approximately 1,977,620 shares, 259,406 shares and 131,365 shares of our common stock subject to Eligible Options originally granted under our 1989 Plan, the Demeter Plan and the Shomiti Plan, respectively, will not be available for re-grant and reissuance under the 1999 Plan or the 2001 Plan. However, a number of shares sufficient to grant New Options in exchange for all Eligible Options originally granted under the 1989 Plan, the Demeter Plan and the Shomiti Plan are available for grant under the 1999 Plan and the 2001 Plan, and the Board of Directors will reserve a number of available shares under those plans for this purpose.

  Terms of New Options.

        All New Options will be issued under either the 1999 Plan or the 2001 Plan, as determined by the Board of Directors, in its discretion. For each New Option granted, Finisar and the option holder will enter into a new stock option agreement. The terms and conditions of the New Options will vary from the terms and conditions of the options tendered for exchange in terms of the number of shares underlying such options to the extent that a canceled option was partially exercised prior tender, the exercise price of such options, and the termination date of such options. The following description of the New Options to be granted under either the 1999 Plan or the 2001 Plan (the "Plans") is a summary of the material terms of the New Options, which will generally be the same regardless of the Plan under which a New Option is granted.

        Important Note: The description below of the New Options is merely a summary and does not purport to be complete. The description is subject to, and qualified in its entirety by reference to, all provisions of the Plans and the forms of stock option agreement under the Plans. The complete Plan documents, as most recently amended, the forms of stock option agreement under the Plans and the prospectuses for the Plans may be obtained by contacting Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California 94089, telephone (408) 542-4140 or email at shelby.palmer@finisar.com. We will promptly furnish you copies of these documents at our expense.

  General.

        The 1999 Plan was adopted on April 20, 1999, and the 2001 Plan was adopted on February 16, 2001. As of November 1, 2002, there were 36,200,186 shares and 5,830,000 shares of our common stock, respectively, available for issuance under the 1999 Plan and the 2001 Plan. The 1999 Plan permits our Board of Directors or Compensation Committee to grant, on a discretionary basis, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options to eligible service providers. However, under our 2001 Plan, only nonstatutory stock options may be granted, and executive officers and directors are generally not permitted to receive options under the 2001 Plan.

  Administration.

        The Plans and the options granted under them are administered by the Board of Directors or a duly appointed committee of the Board of Directors (the "Administrator"). Subject to the other provisions of the Plans, the Administrator has the power to determine the terms and conditions of the options granted and has the authority to construe, interpret and amend the Plans and any options.

  Term.

        Each New Option will have a term of ten years commencing on the New Option Grant Date.

  Time of Exercise; Termination of Employment.

        Generally, you may exercise the vested portion of a New Option at any time prior to the option's expiration date. However, if your employment with us terminates, the time in which you may exercise the vested portion of your New Option will be reduced. If your employment with us terminates for any reason other than your death or disability, you may only exercise the vested portion of your New Option within 30 days following your termination date, but in any event no later than the option expiration date. If your employment with us terminates as a result of your disability or death, you, or the person who becomes entitled to exercise your option by reason of your death, may only exercise the vested portion of your New Option within 12 months following your termination date, but in any event no later than the option expiration date.

  Vesting.

        Each New Option will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your canceled option. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

  Exercise Price.

        The Administrator determines the exercise price at the time the option is granted. The exercise price per share for the New Options will be 100% of the fair market value of our common stock on the New Option Grant Date, which will be equal to the last reported sale price during regular trading hours of our common stock on the Nasdaq National Market on the New Option Grant Date. Because we will not grant New Options until at least six months and one day after the date we cancel the options accepted for exchange, the New Options may have a higher exercise price than some or all of the options that are tendered. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

        WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN ANY OR ALL ELIGIBLE OPTIONS AND REQUIRED OPTIONS YOU ELECT TO TENDER.

  Payment of Exercise Price.

        You may exercise your New Options, in whole or in part, by delivery to us of a written notice of exercise accompanied by payment in full of the applicable exercise price. The permissible methods of payment of the option exercise price are determined by the Board of Directors and generally include the following, subject to the right of the Company to restrict at any time the permissible forms of payment as set forth in the option agreement (the permissible methods also may be limited in certain countries outside of the United States):

  •
  cash or check;

  •
  by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to Finisar of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option;

  •
  tender to Finisar of shares of our common stock, which if acquired from us, have been owned by the option holder for no less than six months, having a fair market value on the date of exercise equal to the aggregate exercise price; or

  •
  a combination of the foregoing methods.

  Adjustments Upon Certain Events.

        If there is a change in our capitalization, such as a stock dividend, stock split, reverse stock split or other similar event, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

        If there is a "Change in Control," which is defined in each Plan, your New Options may be assumed or replaced with new options of the acquiring company. If the acquiring company does not assume or replace your New Option and if you remain an employee of Finisar or one of its subsidiaries, it will automatically become fully vested and exercisable ten days prior to the effective date of the transaction. Any New Option which is neither assumed by the acquiring company nor exercised as of the date of the Change in Control will terminate at the effective time of the transaction. In addition, if the acquiring company assumes your New Option or replaces it with an acquiring company option, the option will become fully vested and exercisable if your employment is terminated by the acquiring company (other than for cause, as defined in the stock option agreement) or you resign for good reason (as defined in the stock option agreement) within 12 months following the Change in Control.

  Registration of Option Shares.

        All shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of all New Options, have been registered under the Securities Act of 1933 on Registration Statements on Form S-8 filed with the SEC. Unless you are considered an "affiliate" of ours, you will be able to sell Finisar shares you acquire by exercising your New Option free of any transfer restrictions under applicable United States securities laws.

  Tax Consequences.

        If you are a U.S. employee, you should refer to Section 14 of this Offer to Exchange for a discussion of the material U.S. federal income tax consequences of the New Options and the options tendered for exchange, as well as the consequences of accepting or rejecting this offer. If you are an employee outside the United States, you should refer to Appendix B to this Offer to Exchange for a discussion of income tax consequences for employees in certain non-U.S. countries of the New Options and the options tendered for exchange. We recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

10.  Information Concerning Finisar Corporation

        We are incorporated in the State of Delaware. Our principal executive offices are located at 1308 Moffett Park Drive, Sunnyvale CA 94089, and our telephone number at that address is (408) 548-1000.

        Finisar is a leading provider of fiber optic subsystems and network test and monitoring systems which enable high-speed data communications over local area networks, or LANs, storage area networks, or SANs, and metropolitan access networks, or MANs. We are focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for data networking and storage equipment manufacturers. Our line of optical components and subsystems supports a wide range of network applications, transmission speeds, distances and physical mediums. We also provide network performance test and monitoring systems, which assist networking and storage equipment manufacturers in the efficient design of reliable, high-speed networking systems and the testing and monitoring of the performance of these systems.

        We had a book value per share of $1.99 on July 31, 2002.

        The following table sets forth selected financial information for Finisar Corporation. The selected historical statement of operations data for the fiscal years ended April 30, 2001 and 2002 and the selected historical balance sheet data as of April 30, 2001 and 2002 have been derived from the financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2002. The selected historical statement of operations data for the three months ended July 31, 2001 and July 28, 2002 and the selected historical balance sheet data as of July 28, 2002 have been derived from the unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended July 28, 2002. The information presented below should be read together with the complete financial statements and the notes related thereto as well as the section of these reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." We have presented the following data in thousands, except per share data.

	Fiscal Years Ended April 30,		Three Months Ended
	2002	2001	July 28, 2002	July 31, 2001
	(in thousands, except per share amounts)
Statement of Operations Data:
Revenues	$147,265	$188,800	$47,047	$34,215
Cost of revenues	136,626	131,551	36,923	55,154
Amortization of acquired developed technology	27,119	10,900	7,395	6,780

Gross profit (loss)	(16,480)	46,349	2,729	(27,719)

Operating expenses:
Research and development	54,372	33,696	15,516	12,378
Selling and marketing	21,448	16,673	6,156	4,905
General and administrative	19,419	10,160	3,850	5,615
Amortization of deferred stock compensation	11,963	13,542	1,381	4,069
Acquired in-process research and development	2,696	35,218	—	2,696
Amortization of goodwill and other purchased intangibles	129,099	53,122	329	30,822
Impairment of goodwill	—	—	485	—
Other acquisition costs	3,119	1,130	197	1,839

Total operating expenses	242,116	163,541	27,914	62,324

Loss from operations	(258,596)	(117,192)	(25,185)	(90,043)
Interest income (expense), net	(68)	14,217	(1,341)	1,294
Other income (expense), net	1,360	18,546	(10,338)	462

Loss before income taxes and cumulative effect of an accounting change	(257,304)	(84,429)	(36,864)	(88,287)
Provision (benefit) for income taxes	(38,566)	1,020	61	(19,000)

Loss before cumulative effect of an accounting change	$(218,738)	$(85,449)	$(36,925)	$(69,287)
Cumulative effect of an accounting change to adopt SFAS 142	—	—	(460,580)	—

Net loss	$(218,738)	$(85,449)	$(497,505)	$(69,287)

Loss per share before cumulative effect of an accounting change	$(1.21)	$(0.53)	$(0.19)	$(0.40)
Cumulative per share effect of an accounting change to adopt SFAS 142	—	—	(2.44)	—

Loss per share—basic and diluted	$(1.21)	$(0.53)	$(2.63)	$(0.40)

Shares used in loss per share calculation—basic and diluted	181,136	160,014	189,424	174,885

	Fiscal Years Ended April 30,
			As of July 28, 2002
	2002	2001
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$144,097	$146,111	$111,777
Working capital	222,603	249,000	194,120
Total assets	1,041,281	1,029,995	545,858
Long-term portion of note payable and capital lease obligations, and other long-term liabilities	106,869	45,354	109,347
Convertible preferred stock	—	1	—
Total stockholders' equity	879,002	941,851	384,533

        The financial information included in our annual report on Form 10-K for the fiscal year ended April 30, 2002, together with our quarterly report on Form 10-Q for the quarter ended July 28, 2002, are incorporated herein by reference. Please see Section 18 ("Additional Information") of this Offer to Exchange for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.  Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

        A list of our directors and executive officers is attached to this Offer to Exchange as Appendix A. Please see our definitive proxy statement for our 2002 annual meeting of stockholders, filed with the SEC on August 28, 2002, for information concerning the amount of our securities beneficially owned by our executive officers and directors as of August 23, 2002. As of November 1, 2002, our executive officers and directors (nine persons) as a group beneficially owned options outstanding under our employee benefit plans to purchase a total of 6,034,620 shares of our common stock, which represented approximately 16.015% of the shares subject to all options to purchase our common stock outstanding under our employee benefit plans as of that date. The options to purchase our shares owned by members of our Board of Directors, including those who are employees, are not eligible to be tendered in the offer.

        The following table sets forth information, as of November 1, 2002, with respect to the ownership of options to purchase our common stock by each director, each of our executive officers and all of the directors and executive officers as a group. The percentages in the table below are based on a total of 37,680,313 shares of our common stock subject to outstanding stock options as of November 1, 2002.

Name	Shares Subject to Options Outstanding	Percentage of Total Options Owned
Frank H. Levinson	1,000,000	2.654%
Jerry S. Rawls	1,000,000	2.654%
Mark J. Farley	2,154,620	5.718%
Stephen K. Workman	365,000	0.969%
Richard Woodrow	365,000	0.969%
Dallas W. Meyer	1,000,000	2.654%
Roger C. Ferguson	20,000	0.053%
Larry D. Mitchell	110,000	0.292%
Michael C. Child	20,000	0.053%
All nine directors and executive directors as a group	6,034,620	16.015%

        To the Company's knowledge, none of our executive officers, directors, affiliates or subsidiaries effected transactions in options to purchase Finisar common stock or in shares of Finisar common stock during the 60 days prior to November 8, 2002. The following is a brief description of transactions in such securities effected by Finisar during such 60-day period:

  •
  On September 9, 2002, Finisar sold 1,200 shares of common stock at a price of $0.87 per share pursuant to an employee's exercise of a stock option.

  •
  On September 11, 2002, Finisar sold 1,233 shares of common stock at a price of $1.04 per share pursuant to an employee's exercise of a stock option.

        Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to November 8, 2002 by Finisar or, to our knowledge, by any executive officer, director, affiliate or subsidiary of Finisar.

        To the Company's knowledge, none of our executive officers have, as of November 8, 2002, indicated their intention to tender options in the offer, other than Richard Woodrow, our President and Chief Operating Officer, Mark J. Farley, our Senior Vice President, Tranceiver Engineering and Stephen K. Workman, our Senior Vice President, Finance and Chief Financial Officer. Members of the Company's Board of Directors, including those who are executive officers, are not eligible to participate in the offer.

12.  Status of Options Acquired By Us in the Offer; Accounting Consequences of the Offer.

        Options granted under the 1999 Plan or the 2001 Plan that we acquire through the offer will be canceled, and the shares subject to those options will be returned to the pool of shares available for the grant of New Options under the 1999 Plan or the 2001 Plan, as the case may be. Options granted under the 1989 Plan, the Demeter Plan or the Shomiti Plan that we acquire through the offer will be canceled, but the shares subject to those options will not be available for the grant of New Options or any other options.

        We believe that we will not incur any compensation expense for financial reporting purposes, as determined under generally accepted accounting principles, solely as a result of the transactions contemplated by the offer because:

  •
  an eligible employee who tenders any option for exchange must tender all options granted to that employee during the six month period prior to the date this offer commenced;

  •
  we will not grant any New Options until a trading day that is at least six months and one day after the date that we cancel options tendered and accepted by us for exchange; and

  •
  the exercise price of all New Options will equal the market price of the shares of common stock on the date we grant the New Options.

        We may incur compensation expense, however, if we grant any options to any tendering option holder before the first day that is at least six months and one day after the date we cancel the Eligible Options and Required Options accepted for exchange. Our grant of those options to the tendering option holder would be treated for financial reporting purposes as a variable award to the extent that the number of shares subject to the newly granted options is equal to or less than the number of the options holder's tendered option shares. In this event, we would be required to record as compensation expense the amount by which the market value of the shares subject to the newly granted options exceeds the exercise price of those shares. This compensation expense would accrue as a charge to our earnings over the vesting period of the newly granted options. We would adjust this compensation expense periodically during the vesting period based on increases or decreases in the market value of the shares subject to the newly granted options.

13.  Legal Matters; Regulatory Approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of New Options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue New Options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

        If we are prohibited by applicable laws or regulations from granting New Options during the period beginning on the day that is six months and one day from the date that we cancel the options accepted for exchange, when we currently expect to grant the New Options, and continuing thereafter, we will not grant any New Options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period we will not grant any New Options, and you will not receive any other consideration for the options you tendered.

14.  Material U.S. Federal Income Tax Consequences.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

        If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

        Option holders who exchange outstanding options for New Options should not be required to recognize income for federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

        The following discussion regarding incentive stock options is presented to help Eligible Employees compare the different tax consequences of incentive stock options and nonstatutory stock options.

  Federal Income Tax Treatment of Incentive Stock Options.

        Under current law, an option holder will not realize taxable income upon receiving the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income for regular tax purposes upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares purchased, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the shares. Except in the case of an option holder's death or disability, if an option is exercised more than three months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

        If an option holder sells or otherwise disposes of the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

  •
  more than two years after the date the incentive stock option was granted, and

  •
  more than one year after the date the incentive stock option was exercised.

        If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of those shares will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised over the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income to the option holder at the time of the disposition. Any gain in excess of that amount will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If a loss is recognized, the option holder will have no ordinary income as a result of the disqualifying disposition, and the loss will be a capital loss.

        Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

        You should note that there is a risk that any incentive stock option you hold may be affected, even if you do not participate in the option exchange program. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in the option exchange program.

        However, the IRS may characterize the option exchange program as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings issued by the IRS contain its opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling or assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We, therefore, do not know if the IRS will assert the position that our option exchange program constitutes a "modification" of incentive stock options that can be tendered. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, such a successful assertion by the IRS could extend the option's holding period necessary to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

        If you tender incentive stock options and those options are accepted for exchange, the New Options that you are granted will be incentive stock options to the maximum extent they qualify as incentive stock options under U.S. tax laws on the date of the grant. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that become exercisable by the option holder for the first time in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess value is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit. In that case, the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options. While the exchange and cancellation of your incentive stock options will not give rise to any tax consequences, you should refer to the tax discussion below regarding "Federal Income Tax Treatment of Nonstatutory Stock Options," because your New Options may not be incentive stock options and may be subject to different tax treatment than your Eligible Options.

  Federal Income Tax Treatment of Nonstatutory Stock Options.

        Under current law, an option holder will not realize taxable income upon receiving the grant of an option which is not qualified as an incentive stock option, also referred to as a nonstatutory stock option. However, when an option holder exercises a nonstatutory stock option, the difference between the exercise price of the shares purchased and their fair market value on the date of exercise will be treated as compensation taxable as ordinary income to the option holder.

        We will be entitled to a deduction equal to the amount of ordinary income taxable to the option holder if we comply with applicable reporting requirements.

        The subsequent sale of the shares acquired pursuant to the exercise of a nonstatutory stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will be treated as long-term if you held the shares for more than one year following exercise of the option.

        WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

15.  Terms of the Offer Specific to Eligible Participants Employed Outside of the United States.

        If you are eligible to participate in the offer and are employed outside of the United States, you are subject to the terms of this offer as described herein. International employees should refer to Appendix B ("Guide to International Issues") to this Offer to Exchange for a discussion of the tax and other consequences of accepting or rejecting the offer under various foreign laws.

        BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH
YOUR OWN TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF PARTICIPATING IN THE OFFER.

16.  Extension of Offer; Termination; Amendment.

        We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 ("Conditions of the Offer") of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

        We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the events listed in Section 7, by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

        Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement.

        If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

        If we decide to take any of the following actions, we will publish a notice or otherwise inform you in writing of these actions:

  •
  we increase or decrease the amount of consideration offered for the exchanged options;

  •
  we decrease the number of options eligible to be exchanged in the offer;

  •
  we increase the number of options eligible to be exchanged in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase; or

  •
  we extend or terminate the offer.

        If the offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 16, we will extend the offer so that the offer is open at least ten business days after we give notice of the change.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

17.  Fees and Expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

18.  Additional Information.

        This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:

  1.
  our annual report on Form 10-K for our fiscal year ended April 30, 2002, filed with the SEC on July 29, 2002;

  2.
  our quarterly report on Form 10-Q for the fiscal quarter ended July 28, 2002, filed with the SEC on September 11, 2002;

  3.
  our definitive proxy statement for our 2002 annual meeting of stockholders, filed with the SEC on August 28, 2002;

  4.
  our Form S-8 registration statements registering shares to be issued under the 1999 Plan and/or the 2001 Plan, filed with the SEC on March 17, 2000 (SEC file number 333-32698), July 18, 2001 (SEC file number 333-65330) and May 31, 2002 (SEC file number 333-89520); and

  5.
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 8, 1999 (SEC file number 000-27999).

        These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street Suite 1400 Chicago, Illinois 60661

        You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-732-0330.

        Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Our common stock is quoted on the Nasdaq National Market under the symbol "FNSR" and our SEC filings can be read at the following Nasdaq address:

Nasdaq Operations
1735 K Street, N.W.
Washington, D.C. 20006

        Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to Shelby Palmer, Stock Plan Manager, at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089, or telephoning at (408) 548-1000 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

        As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

        The information contained in this Offer to Exchange about Finisar should be read together with the information contained in the documents to which we have referred you.

19.  Miscellaneous.

        This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to Finisar or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K filed on July 29, 2002 and our quarterly report on Form 10-Q filed on September 11, 2002, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to, the following:

  •
  Our future revenues are inherently unpredictable, our operating results are likely to fluctuate from period to period, and, if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

  •
  Failure to accurately forecast our revenues could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments.

  •
  Our operating costs may need to be reduced which could impact our future growth.

  •
  Our success is dependent on the continued development of the emerging high-speed LAN, SAN and MAN markets.

  •
  We will face challenges to our business if our target markets adopt alternate standards to Fibre Channel and Gigabit Ethernet technology or if our products fail to comply with evolving industry standards and government regulations.

  •
  We are dependent on widespread market acceptance of two product families, and our revenues will decline if the market does not continue to accept either of these product families.

  •
  We depend on large purchases from a few significant customers, and any loss, cancellation, reduction or delay in purchases by these customers could harm our business.

  •
  Because we do not have long-term contracts with our customers, our customers may cease purchasing our products at any time if we fail to meet our customers' needs.

  •
  Our market is subject to rapid technological change, and to compete effectively we must continually introduce new products that achieve market acceptance.

  •
  Continued competition in our markets may lead to a reduction in our prices, revenues and market share.

  •
  Decreases in average selling prices of our products may reduce gross margins.

  •
  Shifts in our product mix may result in declines in gross margins.

  •
  We are subject to pending legal proceedings.

  •
  Our customers often evaluate our products for long and variable periods, which causes the timing of our revenues and results of operations to be unpredictable.

  •
  If we cannot successfully complete the transfer of our manufacturing processes at our new facility in Malaysia and improve our manufacturing yields, our results of operations will be harmed.

  •
  We depend on facilities located outside of the United States to manufacture a substantial portion of our products, which subjects us to additional risks.

  •
  Our business and future operating results are subject to a wide range of uncertainties arising out of the recent terrorist attacks.

  •
  We may lose sales if our suppliers fail to meet our needs.

  •
  Prior and future acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and harm our operating results.

  •
  We have made and may continue to make strategic investments which may not be successful and may result in the loss of all or part of our invested capital.

  •
  We have substantially increased our indebtedness and may have insufficient cash flow to meet our debt service obligations.

  •
  We may not be able to obtain additional capital in the future.

  •
  Because of intense competition for technical personnel, we may not be able to recruit or retain necessary personnel.

  •
  Our products may contain defects that may cause us to incur significant costs, divert our attention from product development efforts and result in a loss of customers.

  •
  Our failure to protect our intellectual property may significantly harm our business.

  •
  Claims that we infringe third-party intellectual property rights could result in significant expenses or restrictions on our ability to sell our products.

  •
  Our executive officers and directors and entities affiliated with them own a large percentage of our voting stock, which could have the effect of delaying or preventing a change in our control.

  •
  Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover, even if such a transaction would be beneficial to our stockholders.

  •
  Our headquarters and a portion of our manufacturing operations are located in California where natural disasters may occur.

  •
  Our stock price has been and may continue to be volatile.

  •
  We could be required to effect a reverse stock split of our common stock in order to facilitate its continued listing on The Nasdaq National Market.

        For a complete description of these risks, please see the SEC filings referred to in Section 18 ("Additional Information") of this Offer to Exchange.

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS

DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE MEMORANDUM FROM JERRY RAWLS DATED NOVEMBER 8, 2002, THE ELECTION FORM AND THE NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

FINISAR CORPORATION
November 8, 2002

APPENDIX A

INFORMATION CONCERNING THE DIRECTORS AND
EXECUTIVE OFFICERS OF FINISAR CORPORATION

        The directors and executive officers of Finisar Corporation and their positions and offices as of November 8, 2002, are set forth in the following table:

Name	Position
Frank H. Levinson	Chairman of the Board and Chief Technical Officer
Jerry S. Rawls	Chief Executive Officer and Director
Richard Woodrow	President and Chief Operating Officer
Mark J. Farley	Senior Vice President, Tranceiver Engineering
Dallas W. Meyer	Senior Vice President, Operations
Stephen K. Workman	Senior Vice President, Finance, Chief Financial Officer and Secretary
Michael C. Child	Director
Roger C. Ferguson	Director
Larry D. Mitchell	Director

        The address of each director and executive officer is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089.

        Executive officers are those persons defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Appendix A-1

APPENDIX B

GUIDE TO INTERNATIONAL ISSUES

Appendix B-1

Finisar Corporation
Offer to Exchange Options: A Guide to Issues in Germany

The following is a general summary of the tax consequences of the exchange of options under the offer for individuals subject to tax in Germany. This discussion is based on German tax law as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, this summary does not replace the advice only your personal tax advisor may give you.

If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a New Option.

Grant of New Option

You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

When you exercise the New Option, the amount (the "spread") by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be taxable as ordinary income. This amount may also be subject to social insurance contributions if and to the extent to which your income during the month in which you exercise the New Option is below the applicable social insurance contribution limits.

Pursuant to Section 19a of the German Income Tax Act, you may be able to deduct EUR 154 per calendar year from the spread because this income results from the purchase of stock in your employer's parent company. We recommend that you confirm the availability of this deduction with your tax advisor.

Sale of Shares

You will not be subject to tax upon the subsequent sale of the shares acquired upon the exercise of your New Option, provided that (i) you have owned the shares for more than 12 months, (ii) you have not, within the last five years, owned more than 1% of the stated capital of Finisar, and (iii) you have not held the shares as a business asset. If tax is due, the amount subject to tax is equal to 50% of the amount by which the sale price exceeds the sum of the exercise price paid for the shares plus the amount that was subject to tax upon exercise. Furthermore, you will only be subject to tax if your total capital gain exceeds EUR 512 in the relevant tax year. In this case, you will be taxed on the full gain (and not only the gain in excess of EUR 512.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent that you have not exceeded the applicable wage base) when you exercise your New Option. Your employer is not required to withhold or report upon the subsequent sale of the shares.

Appendix B-2

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

Cross-border payments in excess of EUR 12,500 must be reported monthly. If you use a German bank to affect a cross-border payment in excess of EUR 12,500 in connection with the purchase or sale of Finisar shares or other securities, the bank will make the report. In that case, you will not have to report the transaction yourself. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of EUR 5,000,000 on a monthly basis. Finally, you must also report on an annual basis in the unlikely event that you hold shares representing 10% or more of the total or voting capital of Finisar.

Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

Appendix B-3

Finisar Corporation
Offer to Exchange Options: A Guide to Issues in Malaysia

The following is a general summary of the tax consequences of the exchange of options under the offer for individuals subject to tax in Malaysia. This discussion is based on Malaysian tax law as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, this summary does not replace the advice only your personal tax advisor may give you.

If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

Under current law, no tax should be payable as a result of the exchange of an existing option for a New Option.

Grant of New Option

The New Option may be treated as a new grant for Malaysian tax purposes. Generally, you will recognize taxable income at the date of grant. The taxable amount is the difference (or "spread") between the exercise price and the fair market value of the shares on the New Option grant date. Because the fair market value of the underlying shares on the New Option grant date should be the same as the exercise price, it appears that there should be no tax liability on the grant of a New Option. Please note, however, that the Malaysian tax authorities may characterize fair market value as the average of the high and low trading price on the date of grant. Please be advised that there is no well-established tax treatment of stock options in Malaysia.

Exercise of New Option

If a spread exists at the date of grant of a New Option, then you will be subject to tax on this spread. However, the tax will be due only when you exercise the New Option and realize the gain. You will not be subject to tax on the exercise of the New Option, unless there was a spread on the grant date, which would be taxed at exercise.

Sale of Shares

You will not be subject to tax upon the subsequent sale of the shares acquired upon the exercise of your New Option, unless you are in the business of buying and selling securities.

Withholding and Reporting

Your employer is required to notify the Malaysian Internal Revenue Board ("IRB") of the grant of the New Options within 30 days of the grant date. In addition, your employer must report the value of the options granted to employees in Malaysia in its annual return. If your employer has not obtained an exemption from the requirement of withholding income tax, your employer may be required to withhold income tax in an amount determined by the IRB.

You will be required to report the grant to you of a New Option in your annual return once the taxable amount is determined after the shares are purchased.

Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

Appendix B-4

Finisar Corporation
Offer to Exchange Options: A Guide to Issues in The People's Republic of China

The following is a general summary of the tax consequences of the exchange of options under the offer for individuals subject to tax in the People's Republic of China. This discussion is based on Chinese tax law as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, this summary does not replace the advice only your personal tax advisor may give you.

If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

We believe it is unlikely that you will be subject to tax as a result of the exchange of an existing option for the right to receive a New Option, although this result is not completely certain.

Grant of New Option

Under current law, your should not realize taxable income upon the grant to you of a New Option.

Exercise of New Option

Due to legal restrictions in China, you will only be able to exercise your New Option using the cashless sell-all or cashless sell-to-cover method of exercise. Under the cashless sell-all method of exercise, options are exercised without any cash and all of your shares are sold immediately following exercise. You will receive the proceeds of the sale, minus the exercise price, broker's fees and any withholding taxes. Under the cashless sell-to-cover method of exercise, options are exercised without any cash and a number of the shares are sold to cover the exercise price, broker's fees and withholding taxes. The remaining shares will be provided to you. When you exercise the new option, you will be subject to income tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread for tax purposes will be treated as additional salary or wages from your employer.

Sale of Shares

If you acquire shares upon exercise of a New Option, when you subsequently sell the shares, you will be subject to tax on any additional gain. This gain will likely be treated as income from the transfer of securities and taxable at a rate of 20%.

Withholding and Reporting

We expect that you will fully comply with your tax and other obligations in connection with the receipt of benefits under your New Option, including paying individual income tax. You also understand that we will likely be required to make deductions from the amounts payable to you under the New Option as a withholding agent under individual income tax and social insurance legislation.

Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

Appendix B-5

Finisar Corporation
Offer to Exchange Options: A Guide to Issues in Singapore

The following is a general summary of the tax consequences of the exchange of options under the offer for individuals subject to tax in Singapore. This discussion is based on Singaporean tax law as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, this summary does not replace the advice only your personal tax advisor may give you.

If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a New Option. This is based on the presumption that you do not receive any gains/profits from the cancellation of the existing option since the terms of the New Option are substantially the same as the cancelled option except for the new exercise price and a new ten-year term, and you do not receive any consideration (cash / shares) for such cancellation. Please note that the taxation of a stock option exchange is not clearly addressed in the tax law and, therefore, we cannot predict the tax consequences with certainty.

Grant of New Option

You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

When you exercise the New Option, the amount by which the fair market value of the shares you purchase exceeds the exercise price you pay for those shares will be subject to income tax at the time of exercise.

Sale of Shares

You will generally not be subject to tax when you subsequently sell the shares acquired upon the exercise of your New Option provided that you are not in the business of buying and selling securities.

Withholding and Reporting

Your employer is not required to withhold or report income when shares are issued to you upon your exercise of a New Option or upon your subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes.

Securities Information

If you are a director, associate director or shadow director of a Singapore affiliate of Finisar, you are subject to certain notification requirements under the Singapore Companies Act when shares are issued to you. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., shares) in Finisar or any related companies. Please contact your employer to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell shares of Finisar or any related company (including when you sell shares acquired upon exercise of a New Option. These notifications must be made within two days of acquiring or disposing of any interest in Finisar or any related company. In addition, a notification must be made of your interests in Finisar or any related company within two days of becoming a director.

Please consult a tax advisor to determine the tax considerations and tax consequences relevant to your participation in the offer.

Appendix B-6

ANNEX 1

FINISAR CORPORATION
OFFER TO EXCHANGE OPTIONS

ELECTION FORM

        I have received the Offer to Exchange dated November 8, 2002, the memorandum from Jerry Rawls dated November 8, 2002, this Election Form and the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding, unexercised, stock options ("Old Options") for new stock options ("New Options") to be granted on and having an exercise price determined by the fair market value of a share of Finisar Corporation ("Finisar") common stock on June 12, 2003. The New Options will be granted under Finisar's 1999 Stock Option Plan or 2001 Nonstatutory Stock Option Plan. This offer expires at 9:00 p.m., Pacific Time, on December 10, 2002.

        If I elect to tender my unexercised Old Option for cancellation in exchange for Finisar's promise to grant to me a New Option, the number of shares subject to the New Option will be the same as the number of shares subject to the corresponding Old Option, subject to adjustments for stock dividends, stock splits, reverse stock splits and other similar events. I understand that the original vesting schedule and vesting commencement date for each Old Option will be applied to the New Option which replaces it. For each Old Option I tender, I will lose my right to all unexercised shares under that option.

        I understand that if I elect to tender any options, all options granted to me in the six months prior to the commencement of this offer (i.e., after May 7, 2002) will also be canceled and replaced with New Options.

        I understand that if my employment terminates for any reason whatsoever before June 12, 2003, I will lose all rights to my canceled options, and I will not be granted New Options or receive any other payment or consideration in exchange for my canceled options.

        I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Old Options, resulting in a loss of a potentially significant stock option benefit.

        I understand that if I am a U.S. employee subject to the overtime compensation requirements of the Fair Labor Standards Act of 1938, my New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of my death, disability, retirement, change in corporate ownership of Finisar or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

        I further understand that if my Old Option was an incentive stock option my New Option will be an incentive stock option only to the maximum extent it qualifies as an incentive stock option under current U.S. tax laws, and that the non-qualifying portion of my New Option will be granted as a nonstatutory stock option.

        If I live or work outside of the United States, I understand and agree that, by accepting the offer, I am subject to all of the terms applicable to me in Appendix B ("Guide to International Issues") to the Offer to Exchange.

        If, subject to the terms and conditions of the Offer, you wish to participate in the Offer, please check the "YES" box below and indicate each outstanding Old Option you elect to tender for cancellation and replacement with a New Option pursuant to the Offer by circling on the Personnel Option Status report delivered to you each Old Option you wish to exchange. If you elect to tender any Old Option, your election must include all stock options granted to you after May 7, 2002. You must

Annex 1-1

attach and return with this Election Form your Personnel Option Status report on which you have circled the Old Options you wish to exchange.

        If you do not wish to participate in the Offer, please check the "NO" box. In that case, your Old Options will not be canceled, and you will not receive New Options.

        You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Withdraw from the Offer at or before 9:00 p.m., Pacific Time, on December 10, 2002.

☐	YES, I wish to tender for exchange under the terms and conditions of the Offer each of the options I have specified on my Personnel Option Status report which I have attached to this form, along with all options granted to me after May 7, 2002 even if I have not specified them on the attached report. I understand that all of these Old Options will be irrevocably canceled on December 11, 2002. I agree to all terms of the Offer.
☐ I have attached my Personnel Option Status report on which I have circled each Old Option I wish to tender for exchange through the Offer.
☐	NO, I do not wish participate in the Offer.

Employee Signature	Social Security/National ID/Tax File Number

Employee Name (Please Print)	E-mail Address (if available) or Fax Number	Date and Time

RETURN ELECTION FORM AND
PERSONNEL STATUS REPORT INDICATING OPTIONS ELECTED FOR EXCHANGE, IF ANY

TO SHELBY PALMER, STOCK PLAN MANAGER, NO LATER THAN
9:00 P.M., PACIFIC TIME, ON DECEMBER 10, 2002

VIA FACSIMILE AT (408) 745-6097

OR

BY HAND DELIVERY, COURIER OR MAIL
TO SHELBY PALMER AT

FINISAR CORPORATION
1308 MOFFETT PARK DRIVE
SUNNYVALE, CA 94089

FINISAR CORPORATION WILL SEND YOU AN E-MAIL CONFIRMATION
WITHIN 2 BUSINESS DAYS OF RECEIPT OF THIS ELECTION FORM

Annex 1-2

[SAMPLE]

Personnel Option Status	Finisar Corporation ID: 94-3038428 1308 Moffett Park Drive Sunnyvale, CA 94089	Page: 1 File: OPTSTM2 Date: Time:
AS OF 11/8/02 Employee Name Employee Address Employee Address
Number	Option Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
[SAMPLE]
Information Currently on File
Tax	Rate %	Option SDS Broker						Registration		Alternate Address
[SAMPLE]

Annex 1-3

INSTRUCTIONS TO THE ELECTION FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. Delivery of Election Form.

        A properly completed and executed original of this Election Form (or a facsimile of it), Personnel Option Status Report on which you have circled the options you wish to tender for exchange and any other documents required by this Election Form, must be received by Shelby Palmer, Stock Plan Manager, either via hand delivery, courier or mail at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California, 94089, or via facsimile at (408) 745-6097 on or before 9:00 p.m., Pacific Time, on December 10, 2002 (the "Expiration Date"). If the Offer is extended, you may submit the Election Form at any time until the extended expiration of the Offer.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO SHELBY PALMER, STOCK PLAN MANAGER, AT FINISAR CORPORATION (THE "COMPANY"), OR YOU MAY COURIER IT, MAIL IT OR FAX IT TO HER AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM WITHIN TWO BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT SHELBY PALMER HAS RECEIVED YOUR ELECTION FORM.

        A confirmation of receipt is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted your options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release.

  2. Withdrawal.

        Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts and cancels your tendered options before 9:00 p.m., Pacific Time, on January 8, 2003, you may withdraw your tendered options at any time after January 8, 2003. To withdraw tendered options you must fax (fax number (408) 745-6097) or courier, mail or hand deliver to Shelby Palmer at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, California, 94089, a signed and dated Notice to Withdraw from the Offer, with the required information, while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded, and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

  3. Change of Election.

        As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion, as well as any other options issued after May 7, 2002 (the six-month period prior to the commencement of the Offer)

Annex 1-4

regardless of their exercise price. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular option grants you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information and Personnel Option Status report on which you have indicated the options you wish to tender for exchange, following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

        The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been canceled. Your options that are accepted for exchange will not be canceled until December 11, 2002, which is the first business day following the expiration of the Offer, or a later date if we extend the Offer.

  4. Personnel Option Status Report.

        You must indicate on the Personnel Option Status report delivered to you the options you wish to tender for exchange through the Offer. You must make this indication by circling each option you wish to tender. Your Personnel Option Status report marked for options you wish to exchange must be delivered with this Election Form, and will thereby be considered part of this Election Form.

  5. Tenders.

        The Company will not accept partial tenders of eligible options. Accordingly, you may tender all or none of the unexercised shares subject to each option you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your eligible options that were granted to you during the six-month period prior to the commencement of the Offer; therefore if you participate, all options granted to you after May 7, 2002 will be canceled regardless of their exercise price.

  6. Signatures on This Election Form.

        If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

  7. Other Information on This Election Form.

        In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (or fax number if you do not have an e-mail address) and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

Annex 1-5

  8. Requests for Assistance or Additional Copies.

        Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form (which will be furnished at the Company's expense) should be directed to:

  Stephen K. Workman, Senior Vice President, Finance and Chief Financial Officer, or
  Shelby Palmer, Stock Plan Manager
  Finisar Corporation
  1308 Moffett Park Drive
  Sunnyvale, California, 94089

  Stephen K. Workman: (408) 542-4102
  Shelby Palmer: (408) 542-4140

  9. Irregularities.

        All questions as to the number of option shares subject to options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 9:00 P.M., PACIFIC TIME, ON DECEMBER 10, 2002.

  10. Additional Documents to Read.

        You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Jerry Rawls dated November 8, 2002 before deciding to participate in the Offer.

  11. Important Tax Information.

        You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside of the United States, you should refer to Appendix B to the Offer to Exchange for a discussion of tax consequences which may apply to you.

  12. Miscellaneous.

                (a)    Data Privacy.    By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Finisar Corporation and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

        You understand that Finisar Corporation and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number,

Annex 1-6

date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

                (b)    Acknowledgement and Waiver.    By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Annex 1-7

ANNEX 2

FINISAR CORPORATION
OFFER TO EXCHANGE OPTIONS

NOTICE TO WITHDRAW
FROM THE OFFER

        I previously received a copy of the Offer to Exchange and an Election Form. I signed and returned the Election Form, in which I elected to accept an offer from Finisar Corporation ("Finisar") to exchange some of or all of my options (the "Offer"). I now wish to change that election and reject the Offer. I understand that by signing this Notice and delivering it to Shelby Palmer, Stock Plan Manager, by 9:00 p.m., Pacific Time, on December 10, 2002, I will have withdrawn my acceptance of the Offer and will have rejected the Offer instead.

        I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax number (408) 745-6097) or by hand delivery, courier or mail to Shelby Palmer at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089 by 9:00 p.m., Pacific Time, on December 10, 2002.

        I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer, and I will keep the Old Options that I have. The Old Options will continue to be governed by the stock plan under which they were granted and by the existing option agreements between Finisar and me.

        I understand that I may change this rejection of the Offer, and once again accept the Offer, by submitting a new Election Form via facsimile (fax number (408) 745-6097) or by hand delivery, courier or mail to Shelby Palmer at Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089 by 9:00 p.m., Pacific Time, on December 10, 2002.

        I have signed this Notice and printed my name exactly as it appears on the Election Form.

  I do not accept the Offer to exchange any options.

Employee Signature	Social Security/National ID/Tax File Number

Employee Name (Please Print)	E-mail Address (if available) or Fax Number	Date and Time

RETURN TO SHELBY PALMER, STOCK PLAN MANAGER, NO LATER THAN
9:00 P.M., PACIFIC TIME ON DECEMBER 10, 2002

VIA FACSIMILE AT (408) 745-6097

OR

BY HAND DELIVERY, COURIER OR MAIL
TO SHELBY PALMER AT

FINISAR CORPORATION
1308 MOFFETT PARK DRIVE
SUNNYVALE, CA 94089.

FINISAR CORPORATION WILL SEND YOU AN E-MAIL CONFIRMATION
WITHIN 2 BUSINESS DAYS OF RECEIPT OF THIS NOTICE TO WITHDRAW FROM THE OFFER

Annex 2-1

INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. Delivery of Notice to Withdraw from the Offer.

        A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received either via hand delivery, courier or mail by Shelby Palmer, Stock Plan Manager, at Finisar Corporation., 1308 Moffett Park Drive, Sunnyvale, CA 94089 or via facsimile (fax number (408) 745-6097) on or before 9:00 p.m., Pacific Time, on December 10, 2002 (the "Expiration Date"). If the Offer is extended, you may submit a Notice to Withdraw from the Offer at any time until the extended expiration of the Offer.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO SHELBY PALMER, STOCK PLAN MANAGER, AT FINISAR CORPORATION (THE "COMPANY"), OR YOU MAY COURIER IT, MAIL IT OR FAX IT TO HER AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW WITHIN TWO BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT SHELBY PALMER RECEIVED YOUR NOTICE TO WITHDRAW.

        Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

        IF YOU DO NOT WISH TO WITHDRAW ALL OF YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT SUBMIT THIS NOTICE TO WITHDRAW FROM THE OFFER. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD.

        As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form, or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

Annex 2-2

        Although it is our intent to send you a confirmation of receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

  2. Signatures on This Notice to Withdraw from the Offer.

        If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

  3. Other Information on This Notice to Withdraw from the Offer.

        In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (or fax number if you do not have an e-mail address) and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

  4. Requests for Assistance or Additional Copies.

        Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer (which will be furnished at the Company's expense) should be directed to:

  Stephen K. Workman, Senior Vice President, Finance and Chief Financial Officer, or
  Shelby Palmer, Stock Plan Manager
  Finisar Corporation
  1308 Moffett Park Drive
  Sunnyvale, California, 94089

  Stephen K. Workman: (408) 542-4102
  Shelby Palmer: (408) 542-4140

  5. Irregularities.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

Annex 2-3

        IMPORTANT: THE NOTICE TO WITHDRAW FROM THE OFFER (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 9:00 P.M., PACIFIC TIME, ON DECEMBER 10, 2002.

  6. Additional Documents to Read.

        You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Jerry Rawls dated November 8, 2002 before making any decisions regarding participation in, or withdrawal from, the Offer.

  7. Important Tax Information.

        You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Appendix B to the Offer to Exchange for a discussion of tax consequences which may apply to you.

Annex 2-4

QuickLinks

  EXHIBIT (a)(1)(A)
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS (THE "OFFER TO EXCHANGE").
TABLE OF CONTENTS
SUMMARY OF TERMS
General Questions About the Program
Specific Questions About the Canceled Options
Specific Questions About the New Options
CERTAIN RISKS OF PARTICIPATING IN THE OFFER
INTRODUCTION
THE OFFER
APPENDIX A INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF FINISAR CORPORATION
APPENDIX B GUIDE TO INTERNATIONAL ISSUES
  ANNEX 1
  ANNEX 2